UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2014

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Dignyte, Inc.

605 W Knox Rd., Suite 202, Tempe AZ, 85284

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: We are filing this Amendment No. 3 to the initial Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014 (the “Initial Form 8K”), to which we filed Amendment No. 1 on June 25, 2014 (the “First Amendment”) and Amendment No. 2 on August 6, 2014 (the “Second Amendment,” together with the Initial Form 8K and the First Amendment, the “Form 8K”), to revise certain disclosure pursuant to a comment letter we received from the SEC regarding the Form 8K. Most significantly, we revised Management’s Discussion and Analysis to include a Contingency section disclosing the potential impacts of a Rule 419 violation, revised the subsequent event footnote in our financial statements for the quarter ended March 31, 2014 to further clarify same and added similar disclosure to the Pro Forma financial statements filed herewith. We encourage you to read all of these sections.

Other than as it relates to the SEC comments, no other changes have been made to the Form 8K. Unless otherwise noted, this Amendment No. 3 speaks as of the original filing date of the Initial Form 8K, and does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way, disclosures made in the original Initial Form 8K, the First Amendment or the Second Amendment. Accordingly, this amendment should be read in conjunction with the Initial Form 8K, First Amendment and Second Amendment filing, as well as our other filings made with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the original filing of the Initial Form 8K.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant (collectively the “Filings”) from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “will,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements of eWellness Corporation and pro forma financial statements and the related notes filed with this Form 8-K, the financial statements of the Registrant for the year ended December 31, 2013, which are included in the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 5, 2014.

Unless otherwise indicated, in this Form 8-K, for periods following the Merger, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to eWellness Healthcare Corporation., a Nevada corporation, and its wholly owned subsidiary eWellness Corporation, a private Nevada corporation.

All share amounts and share prices set forth herein been adjusted to give effect to the Share Exchange.

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Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Current Report on form 8-K that eWellness Healthcare Corporation (f/k/a Dignyte, Inc.), (the “Company”, “we”, “us”, “our”) filed on April 11, 2014, we entered into a share exchange agreement (the “Initial Exchange Agreement”) pursuant to which we agreed to issue, 9,200,000 shares of our unregistered common stock, $.001 par value (the “common stock”) to the shareholders of eWellness Corporation, a Nevada corporation (“eWellness” or “Private Co.”). In addition, our former chief executive officer agreed to tender 5,000,000 shares of common stock back to the Company for cancellation and also to assign from his holdings an additional 2,500,000 shares to the shareholders of eWellness Corporation resulting in a total of 11,700,000 shares owned by those shareholders, as well as a further assignment of an additional 2,100,000 shares to other parties as stated therein. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

The closing of the Initial Exchange Agreement was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 (“Rule 419) of Regulation C under the Securities Act of 1933, as amended and the consent of our shareholders as required under Rule 419. However, Rule 419 required that the share exchange transaction (the “Share Exchange”) contemplated by the Initial Exchange Agreement occur on or before March 18, 2014. Accordingly, after numerous discussions with management and eWellness, the parties entered into an Amended and Restated Share Exchange Agreement (the “Share Exchange Agreement”) to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the 419 transaction into participants of a similarly termed private offering (the “Converted Offering”). We also agreed to change our name to eWellness Healthcare Corporation to more accurately reflect our new business and operations after the Share Exchange, which occurred and is effective as of April 25, 2014.

As the parties satisfied all of the closing conditions, on April 30, 2014, pursuant to the terms of the Share Exchange Agreement, we purchased 100% of eWellness’ common stock in exchange for 9,200,000 shares of our then outstanding shares of common stock and the share exchange closed. As a result, eWellness is now our wholly owned subsidiary and its shareholders own approximately 76.97% of the our issued and outstanding common stock, after giving effect to the cancellation of 5,000,000 shares of our common stock held by Andreas A. McRobbie-Johnson, our former chief executive officer and the further assignment of his shares of common stock as described therein.

Prior to the execution and delivery of the Share Exchange Agreement, the board of directors of Dignyte, Inc. approved the Share Exchange and the transactions contemplated thereby. Similarly, the board of directors of eWellness approved the Share Exchange. On April 25, 2014, immediately prior to the execution and delivery of the Share Exchange Agreement, Dignyte amended its certificate of incorporation to change its corporate name from “Dignyte, Inc.” to “eWellness Healthcare Corporation.”

The Share Exchange closed concurrently with the execution and delivery of the Share Exchange Agreement. Reference is hereby made to Item 2.01 regarding the completion of the Share Exchange.

As used in this Current Report on Form 8-K, all references to the “Combined Company” refer to Dignyte, Inc. (renamed eWellness Healthcare Corporation) and its wholly owned subsidiary: eWellness Corporation.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing eWellness’s historical businesses and proposed businesses. eWellness is in the initial phase of developing a unique telemedicine platform that offers Distance Monitored Physical Therapy Programs (“DMpt”) to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are pre-diabetic from becoming diabetic. Our historical business and operations will continue independently.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Accounting Treatment of the Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and eWellness is deemed to be the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. eWellness is the acquirer for financial reporting purposes and the Company (eWellness Healthcare Corporation, formerly known as Dignyte, Inc.) is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of eWellness and will be recorded at the historical cost basis of eWellness, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and eWellness, and the historical operations of eWellness and operations of the Combined Company from the closing date of the Share Exchange.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

As described in Item 1.01 above, on April 30, 2014, the Company and eWellness closed the Share Exchange. eWellness is an early-stage Los Angeles based privately held Nevada corporation that provides a unique telemedicine platform that offers DMpt to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems. The following sets forth information about the agreements and events relating to the Share Exchange.

Tax Treatment and Small Business

The Share Exchange is intended to constitute a tax free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Share Exchange, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

FORM 10 INFORMATION

Prior to the Share Exchange, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

Appointment of Director

Immediately after the effective time of the Share Exchange, our sole director, Andreas McRobbie-Johnson resigned from such position and the following persons were appointed to our Board: Douglas MacLellan (Chairman), Darwin Fogt, Curtis Hollister, David Markowski and Douglas Cole.

Appointment of Executive Officers

Immediately after the effective time of the Share Exchange Mr. McRobbie-Johnson and Mrs. Donna Moore resigned from their respective positions as our CEO/President and CFO, respectively and the following persons were appointed as our executive officers: Mr. Fogt as our President and Chief Executive Officer, David Markowski as our Chief Financial Officer, Secretary and Treasurer, and Curtis Hollister as our Chief Technology Officer.

Corporate Headquarters

In connection with the closing of the Share Exchange, our corporate headquarters shall now be 11825 Major Street, Culver City, California, 90230.

Additional information regarding the officers and directors listed above is contained below in “Directors and Officers”.

BUSINESS

eWellness was incorporated in Nevada in May 2013. eWellness is an early-stage Los Angeles based privately held corporation that seeks to provide a unique telemedicine platform that offers Distance Monitored Physical Therapy (DMpt) Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems, in addition to in-office sessions. Based on today’s insurance landscape, our main revenue source shall come from in-office visits.

Although as of the date of this Report, we do not have any sales of our DMpt product and have not enlisted any patients, our initial and sole service contract covers the New York City and northern New Jersey tri-borough area (19.8 million people), the most populated region in the United States. To date, we have not identified any other program that is designed to provide Distance Monitored Physical Therapy Telemedicine Program that has been specifically designed to help prevent pre-diabetic patients from becoming diabetic and therefore believe that once adequately funded, we will be the first to market with our specific innovative service and program. Our program combines in-office direct-contact physical therapy evaluations, re-evaluations and physical performance testing with an on-line telemedicine exercise program. This business model allows us to bill for traditional in-office patient visits and when insurance companies allow, for our telemedicine exercise program sessions too. We also offer to enroll our patients in a no-cost online healthy living nutrition and meal planning platform developed by the American Diabetes Association.

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Assuming we receive sufficient financing to do so, we intend to start servicing clients in September 2014, when we also anticipate rolling out our DMpt services. As an innovator of certain services, we are aware that the proposed DMpt services will be launched in an industry with deeply established and regulated billing approaches. For this reason, we designed a business model to succeed in the current billing environment by anticipating that the only reimbursement available to us for the next three years will be generated by using procedures and codes that insurance providers currently accept, even though we believe insurance companies will start providing more telemedicine reimbursement prior to such time given its benefits. Currently, depending on each patient’s insurance coverage, existing codes cover up to 14 in-office visits and/or up to 24 remotely monitored physical therapy sessions during our six month program. Today, some insurance companies do not reimburse for any physical therapy sessions, whether or not they are monitored, and none of the insurance companies within our patient base provide codes that reimburse non-monitored physical therapy sessions. Our plans and goals factor in these non-reimbursed sessions as part of the overall Cost of Goods Sold (COGS); we still believe that we can earn revenues and generate profit based solely on the services for which insurance companies currently provide reimbursement. In light of current insurance practices, we configured four separate reimbursement plans designed to maximize the needs of today’s patient base. Our DMpt system is currently configured to deliver a six month therapy program with at least three sessions per week using a combination of 78 remote monitored and/or remote non-monitored therapy sessions and 6 to 14 in-office visits (number of office visits depend on insurance coverage). This assures us that we will be able to deliver a consistent service to the patients and achieve our internal operating goals without any innovation in the insurance industry codes. While the current, somewhat archaic, reimbursement standards do not reimburse for some aspects of our six month program, based upon feedback from industry leaders, we believe that the regulatory and insurance environment is trending towards a payment structure that will be more favorable to remote monitored and non-monitored programs within the telemedicine sphere, although there can be no guarantee such trend will be realized. Part of our current plan is to compile six months of compelling patient outcomes to submit to the insurance agencies to encourage the trend towards remote-services based reimbursement and enhance our reimbursement opportunities. Regardless, our business model suggests that we will be able to generate revenues and sustain a profitable business; however, there is no guarantee that we will be able to generate any revenues or realize any profits, as we have yet to launch any of our services. If the insurance industry recognizes the advantages telemedicine can provide to patients, medical professionals and insurance companies, and then more readily provides reimbursement for same, we will stand to earn significant more revenues.

Our Distance Monitored Physical Therapy (“DMpt”) program, including: design, testing, exercise intervention, follow-up, and exercise demonstration, has been developed by accomplished Los Angeles based physical therapist Darwin Fogt. Mr. Fogt has extensive experience and education working with diverse populations from professional athletes to morbidly obese. He understands the most beneficial exercise prescription to achieve optimal results and has had great success in motivating all patient types to stay consistent in working toward their goals. Additionally, his methods have proven effective and safe as he demonstrates exercises with attention to proper form to avoid injury. Mr. Fogt has established himself as a national leader in his field and has successfully implemented progressive solutions to delivering physical therapy: he has consulted with and been published by numerous national publications including Runner’s World, Men’s Health, Men’s Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. He has bridged the gap between physical therapy and fitness by opening Evolution Fitness, which uses licensed physical therapists to teach high intensity circuit training fitness classes. He also founded one of the first exclusive prenatal and postnatal physical therapy clinic in the country. Mr. Fogt is a leader in advancing the profession to incorporate research-based methods and focus on, not only rehabilitation but also wellness, functional fitness, performance, and prevention. He is able to recognize that the national healthcare structure (federal and private insurance) is moving toward a model of prevention and that the physical therapy profession will take a larger role in providing wellness services to patients.

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Before completing the Share Exchange, we accomplished the following:

●	Pre-development planning and product design commenced: August, 2012.

●	Executed Supply and Distribution agreement with Millennium Healthcare, Inc. (“MHI”): May, 2013.

●	Finalized design of our Cloud based VPN & patient monitoring system: September, 2013.

●	Finalized design and scripting of initial 26 exercise videos: August, 2013.

●	Executed human resources contract with ExecuSearch in NYC: October, 2013.

●	Finalized the development of our insurance reimbursement policy: November, 2013.

●	Executed DMpt licensing agreement with an Ontario Canada based telemedicine company: December, 2013.

Now that we closed the Share Exchange, assuming we have sufficient capital, our immediate plans for the next six months include:

●	Cloud-based system engineering and testing planned in second quarter of 2014.

●	Planned Initial PT & PTA hiring and the opening of our NYC monitoring offices: by August 31, 2014.

●	Planned DMpt program launch at selected MHI physician practices: September, 2014.

Our Partnership with Millennium Healthcare, Inc. On May 24, 2013, we entered into an exclusive 25 year Supply and Distribution agreement with Millennium Healthcare, Inc. (“MHI”) covering the following 14 states: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware, Maryland, Virginia, North Carolina, South Carolina, Georgia and Florida. Under the agreement, eWellness agrees to provide its DMpt program to MHI affiliated physicians within the terms of the Agreement. MHI has agreed to market the eWellness DMpt and agreed to assist in managing the insurance reimbursement to eWellness for PT evaluations, re-evaluations and physical tests that would be performed by eWellness staff that will be located at selected MHI facilities; however, we will be responsible for seeking reimbursement opportunities from insurance providers who do not currently reimburse for our telemedicine services. eWellness will be charged a 20% billing fee by MHI for marketing the DMpt Program and assisting in the processing of insurance reimbursement for eWellness. Pending receipt of sufficient financing, we anticipate commencing our services to MHI physicians in September 2014; accordingly, we have not yet required or utilized MHI’s reimbursement services, nor has MHI marketed our services as of the date of this Report. (See also, “Certain Relationships and Related Transactions” below.)

About Millennium HealthCare, Inc. MHI, through its wholly owned operating subsidiaries provide primary care physician practices, physician groups and healthcare facilities of all sizes with cutting edge medical devices focused primarily on preventive care through early detection. MHI currently provides their services to 70 medical group offices in New York City and approximately 130 in Northern New Jersey. There are over 400 individual physicians in these various practices and these physicians have approximately 75,000 patient visits per week. Approximately 20 percent of those patient visits are re-ccurring visits. Over 90 percent of the physicians are general practitioners. Over 50 percent of the MHI patients are pre-diabetic, diabetic or have coronary issues. These patients are the target market for our DMpt program. MHI has plans to expand into an additional 12 states including: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, Delaware, Maryland, Virginia, North Carolina, Georgia and Florida. The Company also provides advanced billing and coding services and practice development and management services specializing in cardiology. Millennium Medical Devices (“MMD”) targets partnerships with medical device companies that provide innovative medical devices that are cost effective, utilize cutting edge technology and are FDA approved. The devices MMD distributes have been selected due to their ability to detect medical issues early with a positive medical outcome. All of the products the company distributes are reimbursable. Millennium Coding & Billing offers all aspects of medical billing along with medical diagnosis and procedure coding and training for ICD-10. Millennium’s Clinical Documentation Improvement Program Services include concurrent and retrospective CDI Reviews, DRG Validation Services and secure remote and on-site coding. Millennium Vascular Management Group offers physician practice development and management services to AMB- SURG facilities and physician practices with a focus on vascular disorders.

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Competition

To date, we have not identified any other program that is designed to provide Distance Monitored Physical Therapy Telemedicine Program that has been specifically designed to help prevent pre-diabetic patients from becoming diabetic. Although we compete against typical brick and mortar physical therapy practices, they are limited significantly by the number of patients that can be seen in an 8 hour shift and do not offer any telemedicine products. The national average is approximately 16 patients per day per Physical Therapist (“PT”) or PT assistant (“PTA”). Once we launch our DMpt services, our PTs and PTAs are anticipated to average approximately 137 patients per day. We anticipate being able to deliver up to 850% more patient volume per PT and PTA. Additionally, existing telemedicine physical therapy businesses do create and sell exercise videos, but such business is not insurance reimbursable and there is little patient engagement. (See, Risk Factors, “We operate in a highly competitive industry.”) Accordingly, we believe that we are first-to-market with the innovative service and program we seek to provide.

Why our DMpt Program is so valuable and important. Our DMpt program has been specifically designed to help prevent patients that are pre-diabetic from becoming diabetic. Our DMpt program promotes a healthy lifestyle through wellness exercises. Our initial services and business plan is specifically built around a partnership with MHI or similarly situated company. The 400- plus MHI physicians currently see approximately 75,000 patients per week in over 200 practices in metropolitan New York and Northern New Jersey. A majority of the MHI patients are pre- diabetic with some coronary issues and are sedentary.

According to information released on March 25, 2011 by the New York State Department of Health - Division of Chronic Disease and Injury Prevention:

●	Between 1999 and 2009, the prevalence of diagnosed diabetes in adults in New York State increased from 5.7 percent to 8.9 percent. During the same years, the prevalence of obesity in adults increased from 17.4 percent to 24.6 percent. New York State Department of Health - Division of Chronic Disease and Injury Prevention Release Date: 3/25/2011, Information for Action # 2011- 4,

●	Because obesity is a leading risk factor for diabetes, the increase in obesity prevalence translates to nearly one million additional New Yorkers being at higher risk for developing diabetes. New York State Department of Health - Division of Chronic Disease and Injury Prevention Release Date: 3/25/2011, Information for Action # 2011- 4

●	The total cost of diabetes in New York State was estimated to be $12.9 billion in 2007 (the most recent information given by the NY State Health Department), including $8.7 billion in diabetes-related medical expenditures and $4.2 billion attributed to lost productivity costs. New York State Department of Health - Division of Chronic Disease and Injury Prevention Release Date: 3/25/2011, Information for Action # 2011- 4

●	New York State ranks second among states in adult obesity-related medical expenditures, with total spending estimated at nearly $7.6 billion. New York State Department of Health - Division of Chronic Disease and Injury Prevention Release Date: 3/25/2011, Information for Action # 2011- 4

●	The risk of developing diabetes can be reduced by 58 percent in adults diagnosed with pre-diabetes through programs that modify eating and physical activity and helping adults achieve and maintain modest weight loss of 5-7 percent. New York State Department of Health - Division of Chronic Disease and Injury Prevention Release Date: 3/25/2011, Information for Action # 2011- 4,

eWellness DMpt Program Cost Savings for the Insurance Industry. Diabetes is not only common and serious; it is also a very costly disease. The cost of treating diabetes is staggering. According to the American Diabetes Association, the annual cost of diabetes in medical expenses and lost productivity rose from $98 billion in 1997 to $132 billion in 2002 and to $174 billion in 2007. New York State Department of health, http://www.health.ny.gov/diseases/conditions/diabetes/, Paragraph titled “ Diabetes is Serious and Costly”. The American Diabetes Association released new research on March 6, 2013 estimating the total costs of diagnosed diabetes have risen to $245 billion in 2012 from $174 billion in 2007, when the cost was last examined. This figure represents a 41 percent increase over a five year period. American Diabetes Association, http://www.diabetes.org/newsroom/press-releases/2013/annual-costs-of-diabetes-2013.html. The average yearly health care costs for a person without diabetes is $2,560; for a person with diabetes, that figure soars to $11,744 or an increase of $9,184 per year. New York State Department of health, http://www.health.ny.gov/diseases/conditions/diabetes/. Much of the human and financial costs can be avoided with proven diabetes prevention and management steps. Our 6-month DMpt program has a simple goal of preventing pre-diabetics from becoming diabetic. As an example of the magnitude of potential savings, based upon successfully taking 10,000 patients through our program and lowering their BMI and weight and significantly improving their wellness, the cost savings to the insurance industry could be significant. Based on the above statistics, for every 10,000 patients that do not become diabetic, it would create a savings of approximately $2.296 billion over a 25-year period or $91.84 million per year. The program costs to insurers for those 10,000 patients would have otherwise been approximately $17.82 million.

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The DMpt Exercise Program

A Monitored In-office & Telemedicine Exercise Program: Our 6-month DMpt exercise program has been designed to provide patients, who are accepted into the program, with traditional one-on-one PT evaluations, re-evaluations (every two to four weeks throughout the DMpt program depending on type of insurance), and at the conclusion of the program a Physical Performance Test. These PTs are known as Induction & Evaluation Physical Therapists (“IEPTs”). All patient medical data, information and records are retained in the files of the IEPT. The IEPT will also evaluate the progress of the patient’s participation in our DMpt program.

●	Physician Diagnosis: Following a physician’s diagnosis of a patient with non-acute back pain, who is also likely overweight and pre-diabetic, a physician may prescribe the patient to participate in the eWellness DMpt exercise program.

●	Enrollment Process: The accepted patients are assessed by our in-office PTs and PTAs, located at selected company referred physician offices and then enrolled in our DMpt program by going online to our DMpt program virtual private network (“VPN”) and creating a login name and password. The patient will then populate their calendar with planned times when they anticipate exercising. They will also be provided with a free exercise ball, resistance stretch bands, stretch strap and yoga mat - all fulfilled and delivered through Amazon.com.

●	Exercising Begins: The day after the patient receives the equipment, the patient will log on to our VPN at least 3 times per week, to watch and follow the prescribed 40 minute on-line exercise program. The DMpt platform also allows two-way communication (videoconferencing) with one of our On-line Physical Therapists (“OLPT’s”), who is responsible for monitoring on-line patients. The OLPT’s are also available to answer patient’s questions. When available the patients exercise sessions are recorded and stored in our system as proof that they completed the prescribed exercises. There are 26 various 40-minute exercise videos that are viewed by our patients in successive order.

●	Open 6am-9pm 7 days per week: Our DMpt system has a calendar function so that patients can schedule when they will login to our DMpt system. This calendar enables us to better spread the load of patients participating in any forty-minute on-line exercise program during our 15 hours of daily operations, 6am through 9pm 7 days per week. Also, if the patient is not on-line at the planned exercise time, our system can send them an automated reminder, via text, voicemail and or e-mail messaging.

Trackable Physical Therapy. The exercise DMpt prescription and instruction will be delivered with a series of on-line videos easily accessed by each patient on the internet. Each video will be 40 minutes in length with exercises, which will specifically address the common impairments associated with diabetes and/or obesity. Exercise programs will be able to be performed within each patient’s own home or work location without requiring standard gym equipment. Each patient will be required to log in to the system with will monitor performance automatically in order to ensure their compliance. Each patient will be required to follow up with their referring physician and PT at designated intervals and metrics such as blood pressure, blood sugars, BMI, etc. will be recorded to ensure success of the program.

Patient Program Goals. On average each patient is targeted to lose 2 pounds per week, totaling up to 48 pounds over the duration of the program to progress toward healthier defined BMI, reduction body fat percentage by at least 8%, reduced reliance on medication for blood glucose regulation and dosage or frequency and a goal of at least a 50% adherence to continuing the DMpt program independently at conclusion of program.

Trackable Video Exercise Program. The On-Line DMpt video content will include all aspects of wellness preventative care to ensure the best results: cardiovascular training, resistance training, flexibility, and balance and stabilization; research studies on all such distinct impairments have shown to provide effective treatment results. Each video will integrate each of the four components to guarantee a comprehensive approach to the wellness program, but each video will specifically highlight one of the four components. All of our DMpt video content will be fully mobile application compliant and are also available on all desktops, tablets, PC’s and MAC computers and devices. Multiple DMpt exercise videos will be shot to improve adherence to the program and limit redundancy for the patients. Our plan is to recruit recognizable athletes and celebrities to participate as subjects in the videos to improve interest for the patients and improve compliance.

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Specific Video Programs. Each patient would receive a prescription for six months (26 week) of physical therapy and exercise that is provided by viewing on-line programs produced by eWellness where the patient can do these exercises and stretching on their own at least 3 days per week for at least 40 minutes. The DMpt videos can be watched on a smart phone, I-pad or desktop computer. In order to view the videos the patient would log onto the eWellness web-site and would be directed to watch the appropriate video in sequence. As the patient is logged-in, eWellness will be able to monitor how often and if the entire video session was viewed. This data would be captured and sent weekly to the prescribing physician and eWellness PT for review. At all times, a licensed OLPT/PTA will have access to each patient utilizing the videos and will be able to communicate with a patient via video-conferencing and/or instant messaging. This will help improve adherence to the program as well as the success and safety of the patients’ treatments. A patient will also be instructed to walk or ride a bike at least 30 minutes three days per week in addition to participating in our program.

If the patient is not viewing the videos, then the prescribing physician and/or the eWellness PT would reach out to the patient by telephone and/or e-mail to encourage the patient to keep up their physical fitness regime. After each series the patient returns for an office visit to the prescribing phyisican for blood tests, blood pressure and a weight management check- up as well as a follow-up visit with the PT for assessment of the patient’s progress toward established goals.

Exercise Patient Kits. Each patient will receive a home exercise tool kit, which will include: an inflatable exercise ball, a hand pump, a yoga mat, a yoga strap, and varying levels of resistance bands, free of any additional charges. Each of the DMpt exercise videos will include exercises that incorporate the items in the tool kit. By using a bare minimum of equipment, patients should be able to participate more easily at home or at their workplace. Our estimated cost of the kit is $49, which we pay and factored in to our revenue stream and internal projections.

Program Partnership Economics. PT evaluations, re-evaluations and physical performance test will be performed by the eWellness staff located at selected facilities. MHI will charge eWellness a 20% fee on received reimbursements from insurance companies to eWellness for assisting in processing the insurance reimbursement and providing marketing services. MHI would also receive a 10% equity interest in the Company, based upon delivering incremental patient billing of a total of $1 million. (Please see “Certain Relationships and Related Transactions” below.)

Our Cloud-based DMpt System Design. Our Chief Technology Officer (CTO), Curtis Hollister, is currently a principal shareholder and operator of two video content platform based businesses in Ottawa Canada that have built and own the intellectual property for various global corporate and governmental projects having similar requirements as ours. Not only will Mr. Hollister’s experience stand to significantly shorten our path to service activation of our own program, but his industry contacts will provide immediate access to valuable resources. Because of this access, initially all system maintenance, updates and upgrades will be made by Mr. Hollister as our Chief Technology Officer and a readily available team of independent freelance consultants in Ottawa. Additionally, through his ownership in these video content platform businesses, the Company was able to enter into an agreement with one of them to secure the rights to intellectual property completing approximately 80% of the Company’s systems requirements at a total cost of $20,000. The remaining efforts to build-out our cloud-based platform will be completed by August 2014 with a planned launch in September 2014 pending financing. Our platform will be built based on the Zendesk® highly-scalable customer service application platform. Initially, all system maintenance, updates and upgrades will be made by Mr. Hollister’s team in Ottawa.

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Text based Patient Engagement Protocol & Engagement Tools. We intend on using text based messaging to assist in continuous patient engagement in order to improve on our patient program drop-out rate, which is anticipated to be 50%, spread-out over the 6-month program. eWellness’ Text based Patient Engagement Protocol will initially include:

●	Exercise reminder after 3 minutes past the anticipated start time, if the patient is not logged into our exercise system at the time noted in their patient calendar.

●	Daily meal suggestions for breakfast, lunch and dinner to be sent out daily at 5:30am, 11:00am and 5:00pm.

●	Four hours after a patient has watched an exercise video, each will be asked how they feel: more energy, less energy, tired, in pain?

●	Remind patients on days off days to fit in cardio that day by riding a bike, walking and taking the stairs for at least 30 minutes.

●	Recommend for the more advanced patients to have them add up to 100 squats per day to their work out. Remind them daily in the morning and then ask them in the afternoon if they did the squats.

Follow-on Program. Upon conclusion of the prescribed exercise prescription, each successful patient shall be given the option of continuing to have access to the library of videos for continued independent progression for a nominal fee of $29.95 per year. New video content with exercises specifically designed for the assigned population prescribed and demonstrated by a licensed PT will be filmed to maintain interest in the exercises among the viewing audience.

Treatment & Reimbursement Strategy. We have formulated a treatment and reimbursement strategy that eliminates a significant portion of our reimbursement risk associated with billing for telemedicine sessions. After thoroughly reviewing our DMpt program with MHI, it is clear that our initial billing will be highly focused on in-office physical therapy patient visits rather than telemedicine sessions. In fact, we now anticipate that telemedicine visits will only account for a small portion of total billing in year one. We have developed three DMpt Program Reimbursement Plans that allow us to provide our program to all patients that have insurance. Please see, “Insurance/Reimbursement” below.

MHI Installs VasoscanTM Cardiovascular Assessment Test in selected Physician Groups. VasoScanTM determines the coronary health of at-risk patients in approximately three minutes. It also assesses the ability of the circulatory system to tolerate emotional and physical stresses. The test utilizes a proprietary algorithm to measure a biomarker called Pulse Wave Velocity. MHI has an exclusive right to market this product in the United States. The profiles of patients with elevated VasoScanTM scores may have very similar profiles as candidates for our DMpt program. These are patients exhibiting circulation difficulties and are apt to have hypertension, and are possibly prediabetic with lower back pain as well. From this the examining MHT Doctor can prescribe a Physical Therapist guided program that enables the patient to safely navigate while under medical supervision towards a more active daily routine. eWellness plans to locate its IEPTs, PTs and PTAs at MHI physician offices that are already using the VasoScanTM diagnostic equipment. Currently approximately 100 MHI physician groups are using the VasoScanTM equipment.

VasoScanTM is an FDA cleared, non-invasive device that provides a reproducible assessment of arterial elasticity and stiffness which determines plaque levels in the arterial walls. Plaque buildup in the arteries can inhibit blood flow and could lead to stroke and heart attack. The cholesterol plaques of atherosclerosis are the primary cause of heart attacks, strokes, and peripheral arterial disease. These conditions together are called cardiovascular disease.

MHI Physican Collaboration Process. MHI acts as our marketing department to its various physicians. Early in 2013, MHI’s internal physician guidance members reviewed our proposed DMpt program and provided us and MHI with a verbal “Thumbs-up” in support of program. This then led MHI and eWellness to draft and execute our 25-year services distribution agreement.

Beginning in late July 2014, we anticipate beginning the process of directly pitching various MHI physician group about the value proposition of our DMpt program. Physicians have very limited free time so our pitch will be limited to less than 30 minutes. We will be focusing on practices that have had good success with the VasoScanTM testing product. (See, “Our success is currently dependent upon our ability to develop the relationship with MHI” in Risk Factors)

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We will provide each participating physician with market-value rent for one of their treatment room’s on a monthly basis, to house one of our PTs and PTAs. Our onsite team will induct patients into our program and complete ongoing assessments of patients as they proceed through our 6-month program. Each onsite team consisting of one certified Physical Therapist (PT) and one certified Physical Therapist Assistant (PTA) will attend to 21 patients per day between the two of them. Assuming a seven hour work day, that averages to approximately one patient every 40 minutes per certified professional. These patient visits will consist of either first time enrollments or follow-up assessments, which in the general realm of Physical Therapy tasks are considered neither time consuming or intensive.

Additionally, each patient who is participating in our DMpt program is required to return to the physical office location at monthly or bi-monthly intervals (depending on the type of health insurance plan), at which time they may also have a follow-up office visit with their physician. This represents at least 5 additional in-office visits for each patient.

Physicians can confidently prescribe the eWellness program to qualified patients and be sure that those patients are receiving the best guidance and support with respect to physical activity and diet in order to reduce their risk factors associated with diabetes and obesity. The remote-based treatments also represent additional opportunities for each patient to perform preventative biometric screening which may have been prescribed by the physician and be reimbursable.

The physician will only need to sign a prescription for the physical therapy for qualified patients in order for them to become enrolled into the eWellness DMpt program. The physician is not responsible for any additional paperwork or treatment.

On Line Physical Therapy (OLPT)

Our PTs will interface with our patients in two settings. One setting is the “in office” enrollment and follow-up visits as previously described and the other setting is the On Line Physical Therapy (OLPT) portion of our Distance Monitored Physical Therapy (DMpt) program. In the OLPT setting, the patient interacts with a certified professional via a mobile device within the patients chosen space time three times per week.

OLPT Physical Therapy Operational Assumptions. We will begin operations with just a single OLPT PT and expand the OLPT team size to up to 4 PTAs supervised by 1 PT as our patient load grows. Eventually we anticipate that we will grow to 4 OLPT teams with 1 OLPT and 4 PTs, totaling 20 professionals per shift: two shifts per day or 40 professionals plus 4 operational managers 5 days per week. On weekends, we will be staffing the same shifts without operational managers. As a patient requests a video conference, that patient is switched over to the OLPT for any answers to questions. The patient will continue to be monitored for the remainder of the session by the OLPT.

Based upon discussions with various healthcare professionals, the most active work out times are between 6:00am and 9:00am (40%), 9:00am to 4:00pm (25%) and 4:00pm to 8:00pm (30%) and 8:00pm to 6:00am (5%). We will also know through our calendar what times the patient has selected for his/her the work outs, which will also be a guide to staffing. We will need to try to drive patients into open slots in our OLPT/PTA schedule. We will need to develop two OLPT shifts throughout the day. Initial service hours will be from 6:00am to 9:00pm (15 hours per day), 7-days per week. Accordingly, there will be a total of 21 various work shifts per week. All time listed are EST.

OLPT/PTA Activities Shifts. Team 1: 5:45am - 1:45pm. OLPT teams include a PT and 4 PTAs for monitoring patients; each team takes staggered bathroom breaks and lunch breaks so that we always have three teams operational plus completing and processing patient on-line paperwork for all on-line patient sessions and billing; Team 2’s shift starts at 1:30pm and ends at 9:00pm.

Each OLPT/PTA team member thus has a total of approximately 5 hours or 300 minutes of on-line time equating to a total of 7.5 40 minute sessions with 25 patients per session. With a maximum theoretical per day patient load of 187.5 patients. We may need to cut off patient adds to the OLPT/PTA when they are 40 minutes from a break period, which would reduce the theoretical maximum patients per day closer to 137 per day per OLPT/PTA. With 8 OLPT/PTA teams over 15 operational hours at maximum capacity we will be able to process a theoretical per day patient load of 4,383 patients per day or 30,688 per week.

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Insurance/Reimbursement

Based on management’s experience and review of insurance literature, they believe that if a provider offers telemedicine reimbursement, such provider will typically reimburse the same number of telemedicine visits as the number of allowable in-office physical therapy visits. Currently, management believes that in the state of New York, Blue Cross allows for reimbursement associated with telemedicine physical therapy and other insurers including medicare, medicaid and other private insurers will not reimburse for physical therapy via telemedicine. This is why we have created multiple billing plans that may or may not include reimbursement for telemedicine physical therapy. We anticipate negotiating individual reimbursement plans with each insurance company. We also believe that the definition of telemedicine may broaden over the next 3-5 years to include physical therapy. While we believe our management team has a strong grasp of the pulse and trends of the insurance industry, there can be no assurance that management’s industry perceptions are accurate or that there will there will be any changes to insurance reimbursement policy associated with physical therapy telemedicine at any insurance company.

New York Medical Statistics. It is management’s opinion based on its review of available insurance industry information and experience that after an era of consolidation in New York and nationally, four health plans, Excellus, Empire BlueCross BlueShield, Oxford Health Plans/UnitedHealthcare, and Health Insurance Plan of New York/Group Health Incorporated (HIP/GHI) — collected nearly two-thirds of all patient premiums. Empire is a leader in commercial enrollment, with solid enrollment among public employees, but is not a player in New York’s largest public programs. Oxford/UnitedHealthcare is active in both public and private markets, as is Excellus. HIP/GHI, also known as “EmblemHealth” since the two companies affiliated under a common board in 2006, have a strong public program enrollment, but much of its commercial enrollment is concentrated among public employees.

New York Insurance Companies & Reimbursement Policies for Telemedicine. It is management’s opinion based on its review of available insurance industry and experience that there are 16 health insurance companies operating in the New York market. Approximately 61.3 percent of New York insured patients are insured by one of the four major insurance companies noted below. The other 12 insurance companies cover 38.7 percent of the market. Of these four insurers two firms (Empire Blue Cross and Excellus Blue Cross), which are 30.8 percent of the market currently allow for Physical Therapy Telemedicine Reimbursement. The other two firms (United Healthcare and WellCare), which are 30.5 percent of the market will need to be approached to accept our DMpt program.

For patients whose insurance companies provide little or no reimbursement for Physical Therapy Telemedicine Reimbursement, they will have higher co-payments for our services or be responsible to pay the full cost of such services.

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NY Insurance Company And Percentage of the Market	Telemedicine Reimbursement Policy	Program Effective and Revision Dates	Annual Physical Therapy Visits	Annual Deductible	Copay after Deductible is Met	Allows for Physical Therapy Telemedicine Reimbursement
Empire Blue Cross 19.0%	Yes	11/30/2012	30	$1,250.00	$20.00	Yes
United Healthcare 14.3%	Yes	12/10/2012	60	N/A	10% of cost	Not Yet
WellCare of New York 16.2%	Yes	1/21/2010 1/5/2012	60	N/A	$35.00	Not Yet
Excellus Blue Cross 11.8%	Yes	6/22/06 8/22/13	30	$1,250.00	$20.00	Yes

New Jersey Insurance Companies & Reimbursement Policies for Telemedicine. It is management’s opinion based on its review of available insurance industry information and experience that there are 3 health insurance companies operating in the New Jersey market including: AmeriHealth New Jersey, Horizon Blue Cross Blue Shield of New Jersey and United Healthcare Oxford of New Jersey. Of these three insurers, only one firm - Horizon Blue Cross Blue Shield of New Jersey, which insures approximately 45% of the market - currently allows for Physical Therapy Telemedicine Reimbursement. The other two firms will need to be approached to accept our DMpt program.

NJ Insurance Company	Telemedicine Reimbursement Policy	Program Effective and Revision Dates	Annual Physical Therapy Visits	Annual Deductible	Copay after Deductible is Met	Allows for Physical Therapy Telemedicine Reimbursement
Horizon Blue Cross Blue Shield of NJ	Yes	11/30/2012	30	$1,250.00	$20.00	Yes
United Healthcare, Oxford NJ	Yes	7/1/2013	60	N/A	10% of cost	Not Yet
AmeriHealth New Jersey	Yes	1/21/2010 1/5/2012	30	$2,500.00	$50.00	Not Yet

Telemedicine Physical Therapy Reimbursement:

We believe that by introducing and leveraging telemedicine in certain categories of physical therapy patients, we will create access and convenience to services for the patient and efficiency cost savings, as well as long term patient outcome savings for the insurance provider. We have divided our planned program into 4 different basic billing groups to accommodate reimbursement for our program from a variety of sources typical of our anticipated patient base. We will continue to add billing groups as our patient base evolves and grows. In all four programs remote telemedicine represents at least 85% of the appointments we will be conducting with each patient. Our proposed business operations never include more than 15% in-office appointments for any of the four patient programs. While our proposed operations and delivery of services in all our patient programs is predominantly remote telemedicine and we believe that insurance providers will eventually find telemedicine a rewarding mechanism, our plan does not rely on evolving telemedicine billing codes to sustain our current patient programs. Therefore, early on our sustainability plans are to anticipate that a significant portion of our reimbursement will be generated via the insignificant in-office appointments portion of our operations.

Our operations and delivery of services is predominantly remote monitored telemedicine. We anticipate having significant patient data on the value of monitored patients verses non-monitored patients after the initial 6-months of running our DMpt Program and we suspect this data will show that active monitoring significantly improves outcomes. Thus, we believe that private insurers and Medicare/Medicaid will start reimbursing for our telemedicine visits some time in year two, after these results are revealed. Accordingly, in year one, although we will provide our telemedicine services, only a small portion of our gross revenues will be from telemedicine reimbursements; we expect that revenue stream to increase in year two and year three, during which we project the majority of our revenues to come from telemedicine reimbursement. Additional revenue in year 1 will come from patients whose insurance does not cover telemedicine, but who want to be monitored and are willing to pay out of pocket, the $100 monthly fee we charge for a set number of monitored telemedicine sessions; based on our understanding of this industry and the current and anticipated state of medical insurance and reimbursement, we have based our projections on the belief that a small portion of patients whose insurance does not cover telemedicine are willing to pay for it themselves.

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Four Separate Reimbursement Plans

Our program is a combination of therapy for 26 weeks and is designed to guide a patient through active physical retraining. We have divided our program into 4 different basic billing models to accommodate the majority of reimbursability of our anticipated patient base. The following is a further break down of those billing groups by type of appointment and reimbursement:

●	Program A (Private Insured) - 6 in-office visits and 24 monitored and 54 un-monitored telemedicine sessions: We anticipate that in year 1, a smaller portion of our patients will have private health insurance that accepts physical therapy telemedicine billing and that our average per patient reimbursement will be approximately $2,935 for the completed six-month DMpt program that includes 6 in-office visits and 24 telemedicine sessions; Program A also includes 54 non-monitored telemedicine therapy sessions that are not eligible for reimbursement based on existing insurance codes. In year 2, we anticipate this insurance covered segment to grow, but by year 3, become a significant portion of our patient load.

Program A - Private Insured
Total patient appointments	84	100%
Appointments insurance reimbursed under current codes (30 Appointments Total - 36%)
In-office enrollments or check-ups (insurance reimbursed)	6	7%
Monitored remote physical therapy sessions (insurance reimbursed)	24	29%
Appointments not insurance reimbursed undercurrent codes
Non-monitored remote physical therapy sessions (not reimbursed)	54	64%

●	Program B (Partial Insurance + Self Pay) - 14 in-office visits reimbursed via insurance and up to 78 monitored telemedicine sessions for $100.00 per month via out-of-pocket: We anticipate that in year 1 through year 3, a significant portion of our patients will consist of patients with insurance that only reimburses for in-office visits. We anticipate that our average per patient reimbursement for patients in this program will be approximately $1,872.25 for a completed 26 week DMpt program that includes 14 in-office visits and up to 78 monitored telemedicine therapy sessions that are not eligible for reimbursement based on existing insurance codes, but for which the patient can receive for an out of pocket cost of $100.00 per month at their discretion.

Program B - Limited or Catastrophic Insured
Total patient appointments	92	100%
Appointments insurance reimbursed under current codes
In-office enrollments or check-ups (insurance reimbursed)	14	15%
Appointments patient pays $100 monthly flat rale
Monitored remote physical therapy sessions	78	85%

●	Program C (Medicare) - 14 in-office visits and 78 un-monitored telemedicine sessions: We anticipate that in year 1, a significant portion of our patients will have Medicare or state insurance that does not initially reimburse for physical therapy telemedicine, but will reimburse for in-office visits. We anticipate that the average per patient reimbursement will be approximately $1,369 for a completed six-month DMpt program that includes 12 in-office patient visits; Program C also includes up to 78 un-monitored telemedicine therapy sessions that are not eligible for reimbursement based on existing insurance codes. In year 2, we anticipate this segment to decline, but still remain significant and become a minor portion of our patient base in year 3.

Program C - Medicare Medicaid
Total patient appointments	92	100%
Appointments reimbursed undercurrent insurance codes
In-office enrollments or check-ups (insurance reimbursed)	14	15%
Appointments not reimbursed under current insurance code
Un-monitcwed remote physical therapy sessions	78	85%

●	Program D (Self-Insured / Self-Pay) - 14 in-office visits and up to 78 monitored telemedicine sessions for $300.00 per month via out-of-pocket: We anticipate that in year 1 through year 3, a very small portion of our patients will consist of patients self-insured or self-pay. We anticipate that our average per patient reimbursement for patients in this Program will be approximately $2,100 for a completed 26 week DMpt program that includes 14 in-office visits; Program D also includes up to 78 non-monitored telemedicine therapy sessions that are not eligible for reimbursement based on existing insurance codes.

Program D - Non-Insured/Cash Pay
Total patient appointments	92	100%
Appointments patient pays $300 monthly flat rate (no insurance reimbursement)
In-office enrollments or check-ups (non-reimbursed & covered under flat rate)	14	15%
Monitored remote physical therapy sessions (non-reimbursed & covered under flat rate)	78	85%

Non-monitored sessions include watching our on-line exercise classes and receiving engagement communications from our system without direct monitoring; if needed, patients will also be able to log-in and communicate with one of our OLPTs between 6:00am and 9:00pm, 7 days per week.

There is virtually no cost to us to send out the digital content that makes up the bulk of the non-monitored sessions. The patient retention data we can discern from this segment provides great value to us because we can provide it to the insurance agencies to demonstrate the benefits of monitoring.

Expansion into other markets where telemedicine has high support. On December 20th 2013, we executed a 25-year licensing agreement with a London, Ontario based telemedicine company Physical Relief Telemedicine Health Care Services (“PRTHCS”), pursuant to which we granted PRTHCS a limited, transferable right to use and promote our DMpt Program within the province of Ontario; additional Canadian territories may be added at the parties mutual discretion. PRTHCS has a known track-record in the telemedicine industry in Canada.

They will also pay us a 20% monthly royalty fee on gross billing for services under our DMpt program. PRTHCS also agreed to pay us all costs to setup their own cloud-based system and to film 26 unique English and French speaking versions of our exercise video in Ontario; the estimated costs of these services is estimated at $117,000 (the “Cloud Fee”), which shall be made in three separate payments. However, after meeting with them in February of 2014, it was determined that PRTHCS could deploy our cloud based service in Canada just as it was designed for the U.S. domestic market and therefore, we agreed to waive the Cloud Fee and all parties agreed to move forward accordingly in June 2014.

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Pursuant to the agreement, we agreed to provide technical support, as needed and issued them a one year limited warranty on our program. The agreement also provides for the parties to indemnify one another against certain program or agreement related losses.

The agreement provides a 25 year license, which term shall renew annually thereafter, unless earlier terminated. We may terminate the agreement after a material breach of the agreement by either party, if either party is dissolved for any reason, if PRTHC is restrained from transacting a substantial part of its business for 60 consecutive days due to court, administrative or governmental order, or if either party becomes party to a bankruptcy proceeding or makes an assignment to liquidate all of its assets. PRTHC may terminate the agreement at any time with 30 days notice to the Company, although such termination does not relieve them of all of their payment obligations under the agreement.

Our Planned Expansion into other States where Telemedicine has high support. The most common path being taken by states is to cover telemedicine services in their Medicaid program. 42 states now provide some form of Medicaid reimbursement for telemedicine services (mostly physician to physician consultations). More importantly 16 states have now expanded their definition of telemedicine to include physical therapy and have also required that state and private insurance plans cover telemedicine services. Those 16 states with the broadest telemedicine policies include: Alaska, Georgia, Hawaii, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, New Mexico, Oklahoma, Oregon, Texas, Virginia and Vermont.

Company Development Costs. As of the date of this Report, we have spent approximately 14 months developing our unique business model and our design for eWellness’s automated website and systems for the DMpt program. We also structured and negotiated the highly valuable exclusive 25-year 14 state agreement with MHI, for the marketing of our DMpt program. Over the course of the 14-month development phase we expended approximately $46,694 in travel expenses, legal, consulting services and miscellaneous expenses. Additionally, we expended a total of approximately 2,575 professional man-hours between the various management team members that if billed at a rate of $200.00 per hour equates to approximately $515,000 in professional time. Thus, our imbedded development costs have totaled approximately $561,694.

Healthcare Professionals. We have developed a human resources relationship with the Execu|Search Group that specializes in healthcare professionals. They are headquartered in New York City with additional offices in Stamford, Connecticut, Bridgewater and Parsippany, New Jersey, Melville, Long Island, and Waltham, Massachusetts. The Execu|Search Group is now one of the largest executive recruitment firms in the region. They will be providing applicants for the various full and temporary positions we need to meet the needs of our program with MHI, such as Director of Operations; Billing & Reimbursement Auditor; Finance Manager; PTs and PTAs.

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Market Information

Diabetes Statistics. According to the American Diabetes Association (“ADA”), the data from the 2011 National Diabetes Fact Sheet (released Jan. 26, 2011) (http://www.diabetes.org/diabetes-basics/statistics/) the overall prevalence of diabetes includes 25.8 million children and adults in the United States or approximately 8.3% of the population. In 2007, diabetes was listed as the underlying cause on 71,382 deaths and was listed as a contributing factor on an additional 160,022 deaths. This means that diabetes contributed to a total of 231,404 deaths. There were approximately 1.9 million new cases of diabetes diagnosed in people aged 20 years and older in 2010.

Economic Costs of Diabetes in the U.S. in 2012. According to the ADA 2012 Economic Study (http://professional.diabetes.org/News_Display.aspx?TYP=9&CID=91943&loc=ContentPage-statistics) the total estimated costs of diagnosed diabetes have increased 41%, to $245 billion from $174 billion in 2007. Direct medical costs are $176 billion, which includes costs for hospital and emergency care, office visits, and medications. Indirect medical costs total $69 billion, which includes costs for absenteeism, reduced productivity, unemployment caused by diabetes-related disability, and lost productivity due to early mortality. Medical expenditures for people with diabetes are 2.3 times higher than for those without diabetes. More than 1 in 10 health care dollars in the U.S. are spent directly on diabetes and its complications, and more than 1 in 5 health care dollars in the U.S. goes to the care of people with diagnosed diabetes. The absolute cost of hospital inpatient care for people with diabetes has risen from $58 billion in 2007 to $76 billion in 2012. However, hospital inpatient care costs have fallen from 50 percent to 43 percent of total direct medical costs.

Diabetes Costs in Specific Populations. According to the ADA (http://professional.diabetes.org/News_Display.aspx?TYP=9&CID=91943&loc=ContentPage-statistics), most of the cost for diabetes care in the U.S., 62.4%, is provided by government insurance (including Medicare, Medicaid, and the military). The rest is paid by private insurance (34.4%) or by the uninsured (3.2%). People with diabetes who do not have health insurance have 79% fewer physician office visits and are prescribed 68% fewer medications than people with insurance coverage, but they also have 55% more emergency department visits than people who have insurance. Total per-capita health care expenditures are lower among Hispanics ($5,930) and higher among non-Hispanic blacks ($9,540) than among non-Hispanic whites ($8,101). Non-Hispanic blacks also have 75% more emergency department visits than the population with diabetes as a whole. Total per-capita health expenditures are higher among women than men ($8,331 vs. $7,458). Compared to non-Hispanic whites, per capita hospital inpatient costs are 41.3% higher among non-Hispanic blacks and 25.8% lower among Hispanics. Among states, California has the largest population with diabetes and thus the highest costs, at $27.6 billion. Although Florida’s total population is 4th among states behind California, Texas, and New York, Florida is 2nd in costs at $18.9 billion.

Diabetes and Exercise. A recent ADA study indicated that 150 minutes of physical activity a week (30 minutes, five times a week) helped prevent or delay type 2 diabetes. http://www.diabetes.org/are-you-at-risk/lower-your-risk/activity.html Paragraph titled “Aerobic Exercise.” In this study, people also lost 10 to 20 pounds by making changes in their eating habits http://www.cdc.gov/diabetes/prevention/resources.htm sub section “How does the lifestyle intervention help participants prevent type 2 diabetes?”. The Top10 Benefits of Being Active include http://www.diabetes.org/food-and-fitness/fitness/physical-activity-is-important.html:

●	Improved blood glucose management. Activity makes your body more sensitive to the insulin you make and activity also burns glucose (calories). Both actions lower blood glucose.

●	Lower blood pressure. Activity helps your heart pump stronger and slower.

●	Improved blood fats. Exercise can raise good cholesterol (HDL) and lower bad cholesterol (LDL) and triglycerides (heart healthy changes).

●	Reduced insulin or diabetes pills. Activity can lower blood glucose and weight. Both of these may lower the amount of insulin or diabetes pills required.

●	Weight loss and maintaining loss. Activity burns calories. If you burn enough calories, you’ll trim a few pounds. Stay active and you’ll keep the weight off.

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●	Lower risk for other health problems such as heart attack or stroke, some cancers, and bone loss.

●	Gain more energy and sleep better.

●	Reduced stress, anxiety, and depression. Work out or walk off daily stress.

●	Build stronger bones and muscles. Weight-bearing activities, such as walking, make bones stronger. Strength-training activities makes muscles strong.

●	Be more flexible. Move easier when you are active.

Diabetes, Exercise & The Affordable HealthCare Act. The diabetes and obesity epidemic in America is on the rise and presents the health care community with a unique opportunity to capitalize on wellness and prevention measures to address the large populations requiring intervention. The Affordable Health Care Act (Obamacare) has a provision requiring insurance companies to cover preventative techniques (http://www.hhs.gov/healthcare/facts/bystate/publichealth/ppht-map.html and http://www.surgeongeneral.gov/initiatives/prevention/index.html). Insurance companies understand that preventative measures for this population is not only an effective but also a cost-efficient approach. One of the most efficacious treatments of Type II diabetes and obesity is a prescribed exercise plan. There is an abundance of controlled studies, which demonstrate the benefits of exercise with this patient population. Unfortunately, health information delivered to the patient alone is not an effective approach for successful outcomes. A guided, monitored exercise protocol that holds patients accountable to their health is the best way to achieve results.

Diabetes & Cardiac Physical Therapy. Physical therapists are uniquely trained and experienced in exercise prescription especially with special patient populations such as those with diabetes. The specialty is positioned to be the health care professionals of the future who are responsible for wellness and preventative care in addition to rehabilitation services, which have been historically performed. No other healthcare profession has as much knowledge of proper exercise prescription, biomechanics, posture, and safe execution of occupational and functional tasks as PTs. The diabetic and obese populations have a specific set of complications and considerations with their conditions and PTs are well qualified to deliver education and instruction on effective modes and types of exercise to reduce co-morbidities and improve overall health.

Initial Program Patient Inclusion Criteria.

While eWellness hopes to be able to provide assistance to as many people as possible, we do have some requirements for entrance into our program. Each individual must be:

●	Cleared for cardiovascular exercise.

●	Covered by private health insurance or federal or state insurance and/or pay the partial or full monthly program fee themselves.

●	Experiencing some level of back pain and be overweight.

●	Screened and identified as pre-diabetic or early-stage Type II (NIDDM) diabetes.

●	Capable of accessing a smart phone or computer with internet access.

●	Experiencing no neuropathy.

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Insurance Company Partnerships. We will also be seeking partnership agreements with various insurance companies that include six of the biggest health insurance companies: WellPoint, CIGNA, Aetna, Humana, United Healthcare and BlueCross BlueShield, although the latter works on a state-by-state basis. The five biggest health insurance companies insure approximately half of the insured population, or well over 100 million people. As of the date of this Report, we have not made any agreements with any insurance carriers. Once we commence our DMpt program and generate at least six months of program patient result data, we will approach active and prospective insurance carriers about establishing a tailored reimbursement agreement with us that will cover all of our services, including monitored and non-monitored telemedicine sessions and services.

Intellectual Property

With adequate funding, we anticipate the development of various Application and Pioneering Methods patent protect and Trademark protection associated with our technology platform and unique physical therapy treatments.

Early in April 2014, we received a Preliminary Provisional Patent Application Acceptance Letter from the United States Patent and Trademark Office (“USPTO”) for our Distance Monitored Physical Therapy Program.

A provisional patent is filed without any formal patent claims, oath or declaration, or any information disclosure or prior art statement. Under United States patent law, a provisional application establishes an early filing date for the related invention, but which does not mature into an issued patent unless the applicant files a regular non-provisional patent application within one year. There is no such thing as a “provisional patent”. A provisional application can establish an early effective filing date in one or more continuing patent applications later claiming the priority date of an invention disclosed in earlier provisional applications by one or more of the same inventors.

A “provisional” is automatically abandoned (expires) one year after it is filed. The provisional filing date is not counted as part of the 20-year life of any patent that may issue with a claim to the provisional filing date.

A provisional application, as such, is never examined by the USPTO, and therefore can never become a patent. It is also not “published”, but will become a part of any later non-provisional application file that references it, and thus becomes “public” upon issuance of a patent claiming its priority benefit. We anticipate that we can file an application for a patent within the next 10 months. If approved, of which there can be no guarantee, the patent would provide us with certain level of intellectual property rights to our DMpt system.

REGULATIONS AND HEALTHCARE REFORM

Numerous federal, state and local regulations regulate healthcare services and those who provide them. Some states into which we may expand have laws requiring facilities employing health professionals and providing health-related services to be licensed and, in some cases, to obtain a certificate of need (that is, demonstrating to a state regulatory authority the need for, and financial feasibility of, new facilities or the commencement of new healthcare services). Only one of the states in which we intend to roll out our services requires a certificate of need for the operation of our physical therapy business functions. Our therapists however, are required to be licensed, as determined by the state in which they provide services. Failure to obtain or maintain any required certificates, approvals or licenses could have a material adverse effect on our business, financial condition and results of operations.

Stark Law. Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to the Company’s management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

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HIPAA. In an effort to further combat healthcare fraud and protect patient confidentially, Congress included several anti-fraud measures in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). HIPAA created a source of funding for fraud control to coordinate federal, state and local healthcare law enforcement programs, conduct investigations, provide guidance to the healthcare industry concerning fraudulent healthcare practices, and establish a national data bank to receive and report final adverse actions. HIPAA also criminalized certain forms of health fraud against all public and private insurers. Additionally, HIPAA mandates the adoption of standards regarding the exchange of healthcare information in an effort to ensure the privacy and electronic security of patient information and standards relating to the privacy of health information. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions. In February of 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. Title XIII of ARRA, the Health Information Technology for Economic and Clinical Health Act (“HITECH”), provided for substantial Medicare and Medicaid incentives for providers to adopt electronic health records (“EHRs”) and grants for the development of health information exchange (“HIE”). Recognizing that HIE and EHR systems will not be implemented unless the public can be assured that the privacy and security of patient information in such systems is protected, HITECH also significantly expanded the scope of the privacy and security requirements under HIPAA. Most notable are the new mandatory breach notification requirements and a heightened enforcement scheme that includes increased penalties, and which now apply to business associates as well as to covered entities. In addition to HIPAA, a number of states have adopted laws and/or regulations applicable in the use and disclosure of individually identifiable health information that can be more stringent than comparable provisions under HIPAA.

We believe that our future business operations will be fully compliant with applicable standards for privacy and security of protected healthcare information. We cannot predict what negative effect, if any, HIPAA/HITECH or any applicable state law or regulation will have on our business.

Other Regulatory Factors. Political, economic and regulatory influences are fundamentally changing the healthcare industry in the United States. Congress, state legislatures and the private sector continue to review and assess alternative healthcare delivery and payment systems. Based upon newly finalized FDA rules, we believe that our planned DMpt is exempt from Federal Drug Administration (“FDA”) regulation. Yet, in the unlikely event that these rules change in the future, the FDA could then require us to seek 510K approvals for our on-line services that could create delays in provisioning our DMpt services. (See FDA ruling noted below) Also, potential alternative approaches could include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums, the creation of large insurance purchasing groups, and price controls. Legislative debate is expected to continue in the future and market forces are expected to demand only modest increases or reduced costs. For instance, managed care entities are demanding lower reimbursement rates from healthcare providers and, in some cases, are requiring or encouraging providers to accept capitated payments that may not allow providers to cover their full costs or realize traditional levels of profitability. We cannot reasonably predict what impact the adoption of any federal or state healthcare reform measures or future private sector reform may have on our business.

FDA Ruling: Examples of Mobile App’s which it Intends to Exclude from Regulation. On September 25, 2013, the FDA issued Finalized Guidance of medical mobile applications (“Apps”). The FDA has issued a ruling on Apps that may meet the definition of a medical device, but they have determined that they will not exercise enforcement on these Apps. The Guidance contains an appendix that provides examples of mobile apps that MAY meet the definition of medical device but for which FDA intends to exercise enforcement discretion. These mobile apps may be intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease. Even though these mobile apps may meet the definition of medical device, the FDA intends to exercise enforcement discretion for these mobile apps because they pose lower risk to the public. The FDA understands that there may be other unique and innovative mobile apps that may not be covered in this list that may also constitute healthcare related mobile apps. This list is not exhaustive; it is only intended to provide clarity and assistance in identifying the mobile apps that will not be subject to regulatory requirements at this time. Based on our understanding of the Guidance, although there can be no guarantee, we believe our DMpt services will not be subject to regulatory requirements at this time because such services seem to fall within the statutory examples.

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Property

Initial Southern New York & Northern New Jersey Operational Offices: Our eWellness OLPT Operational Office Space Model calls for approximately 500 square feet of office space with a net per square foot rental price of approximately $100.00 per square foot per month. Required tenant improvements would be added to the rent. We anticipate a 1-year lease with one 1-year renewal option. These offices are anticipated to be occupied by August 1, 2014. We have located multiple locations in mid-town Manhattan that meet our criteria, but as of the date of this Report, have not entered into any lease. All tenant improvements will be part of our monthly lease payment. The anticipated cost for the computers, software packages telephone system, routers, cabling, racking, servers and equipment and supplies is approximately $50,000 to provision services by two OLPT/PTA teams on one DMpt platform. This would initially allow us to build out a theoretical limit of approximately 1,095 patient visit per day or 7,670 per week. Given that each patient will log-in three times per week, our initial platform is anticipated to handle up to 2,557 patients per week. As this platform utilization rate exceeds 65% we will plan to add on another platform until we reach a total of 6 platforms, which are anticipated to be able to handle 6,576 patient visit per day or 46,032 per week.

Playa Vista (Los Angeles) Corporate Offices: Our eWellness Corporate Offices are located in Culver City, California. We lease this 150 foot space for $500 per month from Evolution Physical Therapy, a company owned by our CEO, Mr. Fogt. (See “Certain Relationships and Related Transactions” below)

All of our front-line Program Evaluation and Follow-up (“PEF”) PTs and PTAs will be located at selected MHI physician practices in the New York and Northern New Jersey area. We will be contracting with individual MHI physician offices in order to rent approximately 150- 200 square feet of office space from them in order for our PEF PTs and PTAs to perform their patient evaluations, program sign-up’s and re-evaluations.

Employees. As of May 6, 2014, we had 4 employees and various consultants. None of our employees are represented by a labor organization and we consider our relationship with our employees to be good.

Legal Proceedings. We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this Form 8-K. The following risks relate principally to our business and our common stock. These risks and uncertainties are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline. please also see the section “Regulations and Healthcare Reform” above.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised. We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings or loans from our management. Based upon raising at least an additional $1,200,000 pursuant to the private placement described in Item 3.02 below, we anticipate having sufficient funds to launch our DMpt program with selected MHI physician practices in the New York City area. If we take on additional markets in the United States, we will likely require substantial additional capital in the near future to develop and market new products, services and technologies.

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Accordingly, if we do not complete the private placement by the end of the third quarter of fiscal 2014, we will likely be unable to carry out our business. As of the date of this Report, we have only received verbal indications of interest in purchasing our securities from accredited investors and cannot guarantee the outcome of such indications. We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near term operations and product development, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

eWellness is an early stage company with a short operating history and a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate its future prospects. eWellness is a pre-revenue, early stage entity and is subject to all of the risks inherent in a young business enterprise, such as, among other things, lack of market recognition and limited banking and financial relationships. As a result, we have little operating history to aid in assessing future prospects. We will encounter risks and difficulties as an early stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We may be subject to liability for failure to comply with Rule 419 under the Securities Act. Prior to our acquisition of eWellness Corporation, we did not technically comply with the requirements of Rule 419 under the Securities Act. If a consummated acquisition meeting the requirements of Rule 419 did not occur by a date 18 months after the September 14, 2012 effective date of the initial registration statement we filed, Rule 419(e)(2)(iv) requires a blank check company to return the funds held in the escrow account[1] to all investors who participated in the offering within five (5) business days. Rather than physically return the funds, we gave shareholders the right to have the funds returned or use these funds to purchase the shares included in a private offering of our securities; all of the shareholders directed us to use each of their respective funds for the private placement. The SEC has taken the position that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame. Consequently, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419. If any claims or actions were to be brought against us relating to our lack of compliance with Rule 419, we could be subject to penalties (including criminal penalties), required to pay fines, make damages payments or settlement payments. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Our telemedicine platform is new and unproven. eWellness’ is in the initial phase of developing a unique telemedicine platform that is new and unproven that will offer Distance Monitored Physical Therapy Program (“DMpt program”) to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are pre-diabetic from becoming diabetic.

Our success is currently dependent upon our ability to develop the relationship with MHI. As mentioned elsewhere in this Report, we maintain an exclusive Purchase and Supply Distribution Agreement with MHI, pursuant to which we will supply our DMpt program to MHI affiliated physicians, who will help market our program. However, our success will depend upon our ability to develop our relationship and carry out the terms of our agreement with MHI. Additionally, If MHI does not service as many patients as anticipated or does not utilize our program as much as we expect, we will need to locate a similarly situated company to provide us with the anticipated patient base and services. There is no guarantee that we will be able to locate a similar company or if we do, that we will be able to negotiate a relationship with them on terms as favorable to us as the one we have with MHI. In such a case, we may not have alternative streams of revenue and therefore we may need to cease operations until such time as we find an alternative provider or forever.

We are currently contractually committed to a 14 state exclusive supply and distribution agreement. The Company and Millennium Healthcare, Inc., (“MHI”) have entered into an exclusive supply and distribution agreement covering 14 states that include: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware Maryland, Virginia, North Carolina, South Carolina, Georgia and Florida, in which the company is required to pay MHI a 20% fee on DMpt patient revenue generated in those states, in return for providing marketing and program billing services to the Company. To date, this contract has not been activated as our DMpt program has not commenced operations. If at the time that our DMpt program commences operations and MHI has not used their best efforts to market and manage the billing of our program to various insurance carriers, then the Company may be in a position to cancel the contract with MHI and pursue other marketing and billing management relationships. Alternatively, if the company acts to engage other distribution companies within the covered 14 states, the Company may be required to include the 20% MHI fee into any new arrangement or worse, may be prohibited from entering into any new engagement within any such states. There can be no assurance that any distribution or billing activity outside of the agreement between the Company and MHI within the 14 states will be permitted and may cause strategic road blocks for the Company.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

1 Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. Here, the Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

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Currently, our management’s participation in our business and operations is limited. To date, we have been unable to offer cash compensation to our officers due to our lack of revenue. Accordingly, each of the Company’s executive officers maintain jobs outside of their position at eWellness. Although each of our executive officers have made preparations to devote their efforts, on a full time basis, towards our objectives once we can afford executive compensation commensurate with that being paid in the marketplace, until such time, our officers will not devote their full time and attention to the operations of the Company. None of our officers have committed a specific portion of their time or an approximate number of hours per week in writing to the objectives of the company and no assurances can be given as to when we will be financially able to engage our officers on a full time basis and therefore, until such time, it is possible that the inability of such persons to devote their full time attention to the Company may result in delays in progress toward implementing our business plan.

We operate in a highly competitive industry. We encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our DMpt services will enable us to service more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Limited product development activities; our product development efforts may not result in commercial products. We intend to build out the technology platform and video library necessary to execute our planned business strategy. Of course, there may be other factors that prevent us from marketing a product including, but not limited to, our limited cash resources. We cannot guarantee we will be able to produce commercially successful products. Further, our proposed reimbursement plan and the eventual operating results could susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent our executing our proposed business plan.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do. We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Other healthcare companies have greater clinical, research, regulatory and marketing resources than us. In addition, some of our competitors may have technical or competitive advantages for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We depend upon reimbursement by third-party payers. Substantially all of our revenues are anticipated to be derived from private third-party payers. Initiatives undertaken by industry and government to contain healthcare costs affect the profitability of our clinics. These payers attempt to control healthcare costs by contracting with healthcare providers to obtain services on a discounted basis. We believe that this trend will continue and may limit reimbursement for healthcare services. If insurers or managed care companies from whom we receive substantial payments were to reduce the amounts paid for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates. In addition, in certain geographical areas, our operations may be approved as providers by key health maintenance organizations and preferred provider plans; failure to obtain or maintain these approvals would adversely affect our financial results. Although we created a business plan that will enable us to achieve revenue based on current reimbursement policies, if our belief that the insurance industry is poised for change, to offer more reimbursement for the services we seek to provide, we may not achieve the success we predict and we may not be able to carry out all the plans we disclose herein related to telemedicine.

We depend upon the cultivation and maintenance of relationships with the physicians in our markets. Our success is dependent upon referrals from physicians in the communities we will service and our ability to maintain good relations with these physicians and other referral sources. Physicians referring patients to our clinics are free to refer their patients to other therapy providers or to their own physician owned therapy practice. If we are unable to successfully cultivate and maintain strong relationships with physicians and other referral sources, our business may decrease and our net operating revenues may decline.

We also depend upon our ability to recruit and retain experienced physical therapists. Our future revenue generation is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our therapists are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If we cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease and our net operating revenues may decline.

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Our revenues may fluctuate due to weather. We anticipate having a significant number of clinical locations in states that normally experience snow and ice during the winter months. Also, a significant number of our clinics may be located in states along the Gulf Coast and Atlantic Coast, which are subject to periodic winter storms, hurricanes and other severe storm systems. Periods of severe weather may cause physical damage to our facilities or prevent our staff or patients from traveling to our clinics, which may cause a decrease in our future net operating revenues.

We may incur closure costs and losses. The competitive, economic or reimbursement conditions in the markets in which we operate may require us to reorganize or to close certain clinical locations. In the event a clinic is reorganized or closed, we may incur losses and closure costs. The closure costs and losses may include, but are not limited to, lease obligations, severance, and write-down or write-off of intangible assets.

Certain of our internal controls, particularly as they relate to billings and cash collections, are largely decentralized at our clinic locations. Our future clinical operations are largely decentralized and certain of our internal controls, particularly the processing of billings and cash collections, occur at the clinic level. Taken as a whole, we believe our future internal controls for these functions at our clinical facilities will be adequate. Our controls for billing and collections largely depend on compliance with our written policies and procedures and separation of functions among clinic personnel. We also intend to maintain corporate level controls, including an audit compliance program, that are intended to mitigate and detect any potential deficiencies in internal controls at the clinic level. The effectiveness of these controls to future periods are subject to the risk that controls may become inadequate because of changes in conditions or the level of compliance with our policies and procedures deteriorates.

Risks Related to Regulation

Our products may be subject to product liability legal claims, which could have an adverse effect on our business, results of operations and financial condition. Certain of our products provide applications that relate to patient clinical information. Any failure by our products to provide accurate and timely information concerning patients, their medication, treatment and health status, generally, could result in claims against us which could materially and adversely impact our financial performance, industry reputation and ability to market new system sales. In addition, a court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third party site that a consumer accesses through our websites, exposes us to assertions of malpractice, other personal injury liability, or other liability for wrongful delivery/handling of healthcare services or erroneous health information. We anticipate that in the future we will maintain insurance to protect against claims associated with the use of our products as well as liability limitation language in our end-user license agreements, but there can be no assurance that our insurance coverage or contractual language would adequately cover any claim asserted against us. A successful claim brought against us in excess of or outside of our insurance coverage could have an adverse effect on our business, results of operations and financial condition. Even unsuccessful claims could result in our expenditure of funds for litigation and management time and resources.

Certain healthcare professionals who use our Cloud-based products will directly enter health information about their patients including information that constitutes a record under applicable law that we may store on our computer systems. Numerous federal and state laws and regulations, the common law and contractual obligations, govern collection, dissemination, use and confidentiality of patient-identifiable health information, including:

●	state and federal privacy and confidentiality laws;

●	contracts with clients and partners;

●	state laws regulating healthcare professionals;

●	Medicaid laws;

●	the HIPAA and related rules proposed by the Health Care Financing Administration; and

●	Health Care Financing Administration standards for Internet transmission of health data.

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HIPAA establishes elements including, but not limited to, federal privacy and security standards for the use and protection of Protected Health Information. Any failure by us or by our personnel or partners to comply with applicable requirements may result in a material liability to us.

Although we have systems and policies in place for safeguarding Protected Health Information from unauthorized disclosure, these systems and policies may not preclude claims against us for alleged violations of applicable requirements. Also, third party sites and/or links that consumers may access through our web sites may not maintain adequate systems to safeguard this information, or may circumvent systems and policies we have put in place. In addition, future laws or changes in current laws may necessitate costly adaptations to our policies, procedures, or systems.

There can be no assurance that we will not be subject to product liability claims, that such claims will not result in liability in excess of our insurance coverage, that our insurance will cover such claims or that appropriate insurance will continue to be available to us in the future at commercially reasonable rates. Such product liability claims could adversely affect our business, results of operations and financial condition.

There is significant uncertainty in the healthcare industry in which we operate, and we are subject to the possibility of changing government regulation, which may adversely impact our business, financial condition and results of operations. The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement processes and operation of healthcare facilities. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures.

Recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) (“PPACA”) and The Health Care and Education Reconciliation Act of 2010 (H.R. 4872) (the “Reconciliation Act”), which amends the PPACA (collectively the “Health Reform Laws”), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact us and our patients. Some of these provisions may have a positive impact, while others, such as reductions in reimbursement for certain types of providers, may have a negative impact due to fewer available resources. Increases in fraud and abuse penalties may also adversely affect participants in the health care sector, including us.

Various legislators have announced that they intend to examine further proposals to reform certain aspects of the U.S. healthcare system. Healthcare providers may react to these proposals, and the uncertainty surrounding such proposals, by curtailing or deferring investments, including those for our systems and related services. Cost-containment measures instituted by healthcare providers as a result of regulatory reform or otherwise could result in a reduction of the allocation of capital funds. Such a reduction could have an adverse effect on our ability to sell our systems and related services. On the other hand, changes in the regulatory environment have increased and may continue to increase the needs of healthcare organizations for cost-effective data management and thereby enhance the overall market for healthcare management information systems. We cannot predict what effect, if any, such proposals or healthcare reforms might have on our business, financial condition and results of operations.

As existing regulations mature and become better defined, we anticipate that these regulations will continue to directly affect certain of our products and services, but we cannot fully predict the effect at this time. We have taken steps to modify our products, services and internal practices as necessary to facilitate our compliance with the regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management’s attention and divert other company resources, and any noncompliance by us could result in civil and criminal penalties.

Developments of additional federal and state regulations and policies have the potential to positively or negatively affect our business.

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Our software is not anticipated to be considered a medical device by the FDA. Yet, if it were, it could be subject to regulation by the U.S. Food and Drug Administration (“FDA”) as a medical device. Such regulation could require the registration of the applicable manufacturing facility and software and hardware products, application of detailed record-keeping and manufacturing standards, and FDA approval or clearance prior to marketing. An approval or clearance requirement could create delays in marketing, and the FDA could require supplemental filings or object to certain of these applications, the result of which could adversely affect our business, financial condition and results of operations.

We may be subject to false or fraudulent claim laws. There are numerous federal and state laws that forbid submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse of existing systems for such submission and payment. Any failure of our services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

We are subject to the Stark Law, which may result in significant penalties.

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to the Company’s management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in planning our clinics, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

If our products fail to comply with evolving government and industry standards and regulations, we may have difficulty selling our products. We may be subject to additional federal and state statutes and regulations in connection with offering services and products via the Internet. On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to Internet commerce and communications. Areas being affected by these regulations include user privacy, pricing, content, taxation, copyright protection, distribution, and quality of products and services. To the extent that our products and services are subject to these laws and regulations, the sale of our products and services could be harmed.

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We incur significant costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (“SEC”), and the stock exchange, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs we expect to be incurred as a result of being a public company to be up to$500,000 annually.

Part of the requirements as a public company will be to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We cannot assure that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Risks related to our Common Stock

There is not now, and there may never be, an active market for our common stock and we cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange

There currently is no market for our common stock. We plan to list our common stock as soon as practicable. However, we cannot assure that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for the common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We cannot assure you that following the Share Exchange with eWellness, our common stock will be listed on NASDAQ or any other securities exchange; and if listed we may be subject to penny stock rules.

Following the Share Exchange, we shall seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that we will be able to meet the initial listing standards of either, or any other stock exchange, or that we will be able to maintain a listing of common stock on either of those or any other stock exchange. Until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock will be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.

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In addition, after such listing, our securities may be classified as penny stock. The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery of a document to investors stating the risks, special suitability inquiry, regular reporting and other requirements. Prices for penny stocks are often not available and investors are often unable to sell this stock. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

We do not intend to pay dividends on our common stock for the foreseeable future. We currently intend to retain any earnings to support our growth strategy and may begin paying dividends in late 2015.

The majority of our issued and outstanding capital stock is owned and controlled by our Officers.

Our officers currently own the majority of our issued and outstanding capital stock, and therefore control our operations and will have the ability to control all matters submitted to stockholders for approval, including:

●	election of our board of directors;

●	removal of any directors;

●	amendment of our Certificate of Incorporation or Bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders thus have complete control over our management and affairs. Accordingly, their ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which may further affect its liquidity.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Any additional financings effected by us may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the common stock issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of eWellness for the three month periods ending March 31, 2014 and 2013 and for the fiscal years ended December 31, 2013 and 2012 should be read in conjunction with the consolidated financial statements of eWellness, and the notes to those consolidated financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as eWellness’ plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report on Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

For a discussion and analysis of the Company’s financial condition and results of operations prior to the Share Exchange, please refer to the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the related financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 6, 2014, which information and financial statements are incorporated herein by reference.

Overview

eWellness is in the initial phase of developing a unique telemedicine platform that offers Distance Monitored Physical Therapy Program (“DMpt program”) to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems specifically designed to help prevent patients that are pre-diabetic from becoming diabetic.

On May 24, 2013, eWellness entered into an exclusive 25 year Supply and Distribution agreement with Millennium Healthcare, Inc. (“MHI”) covering the following 14 states: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware, Maryland, Virginia, North Carolina, South Carolina, Georgia and Florida. Under the agreement eWellness shall provide its DMpt Program to MHI affiliated physicians within the terms of the Agreement. MHI will market the DMpt Program and agrees to assist in managing the insurance reimbursement to for PT Evaluations, Re-evaluations and Physical tests that would be performed by eWellness staff that will be located at selected MHI facilities. eWellness will be charged a 20% billing fee by MHI for marketing the DMpt Program and assisting in the processing of insurance reimbursement for eWellness.

Plan of Operations

Based upon our discussions with MHI, they estimated that from their 4 million patient base and 400 doctor network, they anticipate being able to refer up to 5,000 new patients per week for us to service, the final count of which, will be solely based on our capacity; 5,000 patients represents less than 5% of MHI’s total patient flow. Using propriety business analytical tools, the Company established quarterly operating capacity milestones regarding patient inductions, cost of providing our services and operating expenses.

Because our contract with MHI represents a form of backlogs, we are positioned to grow our revenues with very little marketing or selling costs. Essentially, our pace of growth will be driven more on quality of delivery, ability to control costs and access to financial resources. Our revenue milestones are a direct result of our ability to manage this growth. There is no assurance that the indicated demand from MHI for our services will come to fruition or that it translates into a sound business operation. While our revenue models are complex, our profitability outlook cannot be relied on for determining the success of the Company and it does not indicate our ability to generate the critical financing necessary to implement these plans. We created and use the models internally, to help determine the most efficient course of operations to increase and maintain shareholder value.

We have developed various key performance indicators that we anticipate using to assess our business after operations are launched:

Patient Induction Rate. Our DMpt programs are 26 weeks long and start with the induction. Our patient induction rate will provide us a weekly direct understanding of how we are coordinating with the referring doctors and how efficiently we are managing the inductions; it will also give us a foundation for modeling the next six months of revenue.

Patient Attrition Rate. This indicator may be the single most important indicator of long term business outlook. The long term health of our business is directly linked to the long term health of our patients. If the patient stays with the program and does well, the probability of a health changing lifestyle shift is dramatically increased. When the patient stays with the program the Company’s business is rewarded with additional revenue. Furthermore, the increased success of each patient in our program enhances the insurance provider’s cost/benefits actuarial view of our service and thus motivates a better reimbursement schedule and more patients for us in the long run.

New Offices Per Month. This indicator will be useful in determining how fast or slow our distribution system will be growing. It will also provide us a predictive measure for resource requirements that will be emerging over the next six months.

Selling General and Administrative Expenses (SGA). Before even launching, we have received a high indication of interest in our service. We think the demand is warranted, but recognize that in the early stages of our services, we may experience bottlenecks in our ability to meet the demand for same. Under this type of environment it is critical to maintain awareness of the Company’s operational budget goals and how they are being met in our attempts to address demand. Regardless of our growth pace, it is critical to shareholder value that we are mindful of our operational spending.

Cashflow. Because the Company is “early stage” and launching with a minimum of capital, monitoring cashflow on a constant basis will be essential to growth.

The Company intends to close on a private financing of up to $1.2million by the end of the third quarter of fiscal 2014, although there can be no guarantee we will receive any such financing. Assuming we receive the full $1.2million from our proposed financing, the Company’s plans are to pursue the targets set forth below to achieve controlled operational break-even within three months and 24 offices within 12 months after the close of such private financing and healthy profitability and growth thereafter. Specifically, it is our intention to launch our services the first month after funding into two pre-existing physician locations; for each of the 11 months thereafter, we intend to launch into two additional pre-existing physician offices each month, for a total of 24 offices within the first 12 months after receipt of adequate funding. If we do not receive the full $1.2million, we will scale our plans back accordingly, in accordance with the priorities set forth below. We need at least $500,000 to carry out our 1st objective, make good on some of the outstanding liabilities that are to come due within the next 3-6 months as disclosed herein and become profitable. Until we receive it, the majority of our efforts will be geared towards obtaining sufficient financing to launch and complete our 1st objective.

Specifically, other than completing our 1st objective, if we do receive $500,000, we anticipate expending an aggregate of approximately $31,000 per month to compensate our executive officers to encourage them to devote more time to our Company, as we will be simultaneously launching and rolling out our operations in light of the received funds. Additionally, in light of its importance to our operations, if we receive the $500,000, we will pay the $20,000 due on our license agreement with Bistromatics Corp. (See, “Certain Relationships and Related Transactions”). Finally, if they have not otherwise been converted pursuant to their terms, we will use a portion of the $500,000 to repay the $130,000 promissory notes if they become due prior to receiving any additional funds and the holders have not otherwise agreed to extend their maturity date.

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1st Objective: Activate the system and begin provisioning. The Company’s first objective is to complete the final activation of our DMpt system and begin provisioning our service to meet the needs of the 4 million patient base associated with our MHI contract.

a.	New induction offices per month

i.	Month 3 – (2) Offices per month
ii.	Month 6 – (2) Offices per month
iii.	Month 9 – (2) Offices per month
iv.	Month 12 – (2) Offices per month

b.	New patient inductions per office per month

i.	Month 3 – (8) New patient inductions per office per month
ii.	Month 6 – (5) New patient inductions per office per month
iii.	Month 9 – (5) New patient inductions per office per month
iv.	Month 12 – (5) New patient inductions per office per month

c.	Total new patients per week

i.	Month 3 – (171) Weekly new patients
ii.	Month 6 – (307) Weekly new patients
iii.	Month 9 – (438) Weekly new patients
iv.	Month 12 – (624) Weekly new patients

We estimate that our anticipated launch cash expenditures for the first 90 days will be a total of $459,000 with $133,000 (29%) of that amount expended for service activation and $326,000 (71%) expended on SGA, as detailed in the following chart. However, these expenditure estimates are created using operations modeling and may not accurately reflect the actual cost of launching our service and do not reflect collecting revenue. Furthermore, because our service in not currently operational and has never been deployed as designed, management may encounter expenditures not planed or foreseen and these estimates may be materially different than actual results.

Estimated Launch Cash Expenditures (90 Days)

eWellness
Launch Expenditures		Month 1	Month 2	Month 3	3-Month Total

Service Activation	29%
Printing and Reproduction	1.3%	$2,000	$2,000	$2,000	$6,000
Tech Info Sys Development	19.2%	$47,000	$27,000	$14,000	$88,000
Video Production	6.5%	$10,000	$10,000	$10,000	$30,000
Web-Site	2.0%	$3,000	$3,000	$3,000	$9,000
	29.0%	$62,000	$42,000	$29,000	$133,000

SGA	71%
Fees - Bank	0.7%	$1,000	$1,000	$1,000	$3,000
Executives & Employees	25.9%	$35,000	$39,000	$45,000	$119,000
Insurance	2.0%	$3,000	$3,000	$3,000	$9,000
Internet Access	0.7%	$1,000	$1,000	$1,000	$3,000
Licenses and Permits	1.3%	$2,000	$2,000	$2,000	$6,000
Miscellaneous Expense	1.3%	$2,000	$2,000	$2,000	$6,000
Office Expenses	1.3%	$2,000	$2,000	$2,000	$6,000
Professional Fees	16.8%	$28,000	$26,000	$23,000	$77,000
Postage and Delivery	0.7%	$1,000	$1,000	$1,000	$3,000
Rent	6.5%	$10,000	$10,000	$10,000	$30,000
Taxes	0.7%	$1,000	$1,000	$1,000	$3,000
Telephone	0.9%	$1,000	$1,000	$2,000	$4,000
Travel & Entertainment	11.8%	$18,000	$18,000	$18,000	$54,000
Utilities	0.7%	$1,000	$1,000	$1,000	$3,000
	71.0%	$106,000	$108,000	$112,000	$326,000
Cash Dispensed	100.0%	$168,000	$150,000	$141,000	$459,000

Results of Operations of eWellness for the Three Month Period Ended March 31, 2014 vs. 2013

REVENUES: Since inception and during the development stage, eWellness has reported $0 revenues from operations for the three month periods ended March 31, 2014 and 2013. With the signing of contracts with Millenium Healthcare, Inc., we anticipate the beginning of revenue generation by the end of the 3rd quarter of 2014.

OPERATING EXPENSES: Operating expenses for the three month period ended March 31, 2014 totaled $240,732 as compared to operating expenses totaling $11,742 for the three month period ended March 31, 2013. The principal reason for this increase was due to contributed capital as executive compensation expense and increased costs of legal and accounting services. The expenses for executive compensation as contributed capital and legal and accounting services will continue to increase as the Company is required to continue public company filings and auditing functions.

NET LOSS: eWellness incurred a net loss of $240,732 for the three month period ended March 31, 2014, compared with a net loss of $11,742 for the three month period ended March 31, 2013. The principal reason for the increase is contributed capital as executive compensation expense and increased costs of legal and accounting services. The net loss will continue to increase as a result of the continued expenses of executive compensation as contributed capital and legal and accounting services required for a public company.

Results of Operations of eWellness for the Twelve-month Period Ended December 31, 2013 vs. 2012

REVENUES: Since inception and during the development stage, eWellness has reported $0 revenues from operations for the year ended December 31, 2013 and for the year ended December 31, 2012. With the signing of contracts with Millennium Healthcare, Inc., we anticipate the beginning of revenue generation by the end of the 3rd quarter of 2014.

OPERATING EXPENSES: Total operating expenses increased from $95,058 for the year ended December 31, 2012 to $466,636 for the year ended December 31, 2013. The principal reason for this increase was due to contributed capital as executive compensation expense and increased costs of legal and accounting services. The expenses for executive compensation as contributed capital and legal and accounting services will continue to increase as the Company is required to continue public company filings and auditing functions.

NET LOSS: eWellness incurred a net loss of $466,636 for the year ended December 31, 2013, compared with a net loss of $95,058 for the year ended December 31, 2012, which reflects an increase of $371,578. The principal reason for the increase is contributed capital as executive compensation expense and increased costs of legal and accounting services. The net loss will continue to increase as a result of the continued expenses of executive compensation as contributed capital and legal and accounting services required for a public company.

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CONTINGENCIES

The Company may be subject to lawsuits, administrative proceedings, regulatory reviews or investigations associated with its business and other matters arising in the normal conduct of its business. The following is a description of an uncertainty that is considered other than ordinary, routine and incidental to the business.

The closing of the Initial Exchange Agreement with Private Co. was conditioned upon certain, limited customary representations and warranties, as well as, among other things, our compliance with Rule 419 (“Rule 419) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act") and the consent of our shareholders as required under Rule 419. However, Rule 419 required that the Share Exchange occur on or before March 18, 2014, but due to normal negotiations regarding the transactions and the parties efforts to satisfy all of the closing conditions, the Share Exchange did not close on such date. Accordingly, after numerous discussions with management of both parties, they entered into an Amended and Restated Share Exchange Agreement (the “Share Exchange Agreement”) to reflect a revised business combination structure, pursuant to which we would: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act, which we did on May 1, 2014 and (ii) seek to convert the participants of the 419 transaction into participants of a similarly termed private offering (the “Converted Offering”), to be conducted pursuant to Regulation D, as promulgated under the Securities Act.

However, pursuant to Rule 419(e)(2)(iv), "funds held in the escrow or trust account[2] shall be returned by first class mail or equally prompt means to the purchaser within five business days [if the related acquisition transaction does not occur by a date that is 18 months after the effective date of the related registration statement]." As set forth above, rather than physically return the funds, we sought consent from the investors of the 419 transaction to direct their escrowed funds to purchase shares in the Converted Offering. The consent document was given to the investors along with a private placement memorandum describing the Converted Offering and stated that any investor who elected not to participate in the Converted Offering would get 90% of their funds physically returned.

52 persons participated in the 419 Offering and each of them gave the Company his/her/its consent to use his/her/its escrowed funds to purchase shares of the Company's restricted common stock in the Converted Offering. To avoid further administrative work for the investors, we believe that we took reasonable steps to inform investors of the situation and provided them with an appropriate opportunity to maintain their investment in the Company, if they so choose, or have their funds physically returned. Since Management believes the Consent it received from the participants constituted a constructive return of the funds, it does not believe that a reserve is warranted or appropriate.

However, Comments we received from the SEC indicate that Rule 419 requires a physical return of funds if a 419 offering cannot be completed because a business combination was not consummated within the required time frame. Consequently, the SEC may bring an enforcement action or commence litigation against us for failure to strictly comply with Rule 419.

This Amendment is the third amendment to the Form 8-K the Company filed on May 6, 2014. The Company has filed these amendments in response to comments from the SEC regarding the Form 8-K and many of those comments pertain to the Company's potential violation of Rule 419; this Amendment includes disclosure the Company added in response to some of the SEC's specific comments regarding the violation. The Company has continued to provide the SEC with information and analysis as to why it believes it did not violate Rule 419, but the SEC has not agreed with the Company's assessments thus far.

It is not possible at this time to predict whether or when the SEC may initiate any proceedings, when this issue may be resolved or what, if any, penalties or other remedies may be imposed, and whether any such penalties or remedies would have a material adverse effect on our consolidated financial position, results of operations, or cash flows. Litigation and enforcement actions are inherently unpredictable, the outcome of any potential lawsuit or action is subject to significant uncertainties and, therefore, determining at this time the likelihood of a loss, any SEC enforcement action and/or the measurement of the amount of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessment is based on an estimate and assumption that has been deemed reasonable by management, but the assessment process relies heavily on an estimate and assumption that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change that estimate and assumption.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, we had negative working capital of $48,251 compared to $0 as of March 31, 2013. As of December 31, 2013, we had working capital of $4,770, compared to $0 working capital as of December 31, 2012. Cash flows used in investing activities was zero during both periods. Cash flows provided by financing activities were also zero for both periods. Our most recent cash balance, which is as of May 31, 2014 was $65,800. Our historical highest monthly cash usage of $16,000 occurred in May 2014. Our estimated cash burn rate without any additional financing for June, July, August will be approximately $20,000 per month. With additional funding of up to $500,000, our estimated cash usage will be $65,000 for June, $145,000 for July and $126,000 for August.

As of the date of this Report, we have also issued notes with an aggregate principal balance of $130,000 (the “Promissory Notes”). The Promissory Notes accrue interest at the rate of 12% per annum, which is payable on the maturity date: December 31, 2014. The Promissory Notes shall automatically convert into the securities to be issued pursuant to the private financing, upon the same terms as new investors in such financing; however, the conversion rate and securities to be issued have not yet been determined.

We believe that anticipated cash flows from operations will be insufficient to satisfy our ongoing capital requirements. We are seeking financing in the form of equity capital in order to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

The independent auditors’ opinion expresses doubt about eWellness’ ability to continue as a going concern. The independent auditors report on eWellness’ December 31, 2013 and 2012 financial statements included in this Report states that the Company’s recurring losses, lack of revenues and operations and not having any cash flows since inception, raise substantial doubts about eWellness’ ability to continue as a going concern.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are disclosed in Note 2 of our Financial Statements included elsewhere in this Report.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 6, 2014 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

2 Pursuant to Rule 419(b)(2)(vi), a blank check company is entitled to use 10% of the proceed/escrowed funds; therefore, if a return of funds is required, only 90% of the proceed/escrowed funds need be returned. Here, the Company received $100,000 proceeds and used $10,000 as per Rule 419(b)(2)(vi); therefore, only $90,000 was subject to possible return.

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The business address of each beneficial owner listed is in care of 11825 Major Street, Culver City, California, 90230 unless otherwise noted. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of May 6, 2014, we had 15,200,000 shares of common stock issued and outstanding.

Pursuant to the Share Exchange Agreement, our former sole director and CEO, Mr. McRobbie-Johnson, agreed to cancel 5,000,000 shares of common stock that he owned and to transfer an aggregate of 4,600,000 shares of our common stock that he owned. Accordingly, after the Share Exchange, Mr. McRobbie-Johnson owns 400,000 of common stock shares, or approximately 2.6%, of our issued and outstanding common stock.

Pursuant to our Supply and Distribution Agreement with Millennium Healthcare, Inc., we shall issue them 110,000 shares of our common stock , up to a maximum amount of 1.1 million shares , for every $100,000.00 of insurance reimbursement received by us from MHI patients for our DMpt program (up to $1 million in billing). As of the date of this Report, we have not issued MHI any shares and such shares shall not be included in the number of our outstanding shares of common stock until they are issued, if ever; however, if all 1.1million shares were issued today, MHI would own approximately 7.2% of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Darwin Fogt	3,750,000	(1)	24.67%
David Markowski	1,100,000		7.24%
Douglas MacLellan	3,750,000		24.67%
Curtis Hollister	1,950,000		12.83%
Douglas Cole	200,000		1.32%
All officers and directors as a group (5 persons)	10,750,000		70.72%
J.F.S. Investments, Inc. (2)	950,000		6.25%
Evolution Physical Therapy, Inc. (3)	1,000,000	(1)	6.58%
Gregg C.E. Johnson (4)	2,950,000	(5)	19.41%

(1)	This includes 1,000,000 shares held by Evolution Physical Therapy, Inc., which is owned by Mr. Fogt.

(2)	Joseph Salvani is the President and the sole indirect owner of, and controls, J.F.S. Investments, Inc.

(3)	Darwin Fogt is the President and the sole indirect owner of, and controls, Evolution Physical Therapy, Inc.

(4)	The mailing address for Gregg C.E. Johnson is 6081 W. Park Ave, Chandler, AZ 85226.

(5)	This amount includes: (i) 1,500,000 shares held by Summit Capital USA, Inc.(“Summit USA”), which is beneficially owned as follows: 50% owned by Summit Capital Corp. (“Summit Corp.”), 2 Anthony Henday Center, 4914-55 St., Red Deer, AB, Canada T4N 2J4 (Summit Corp. is beneficially owned by Gregg C.E. Johnson and Cheryl L. McRobbie-Johnson); 25% owned by Gregg C.E. Johnson; and 25% owned by Thomas P. Madden, 1192 W. Sunrise Place, Chandler, AZ 85248. Mr. Johnson has voting and dispositive control over the securities held by Summit Capital USA, Inc. Mr. Johnson disclaims beneficial ownership of our common stock owned by Summit Capital USA, Inc. except to the extent of his pecuniary interest in such company; (ii) 750,000 shares held by Summit Corp.; (iii) 400,000 shares owned by Andreas A. McRobbie-Johnson, the adult son of Mr. Johnson who currently resides with Mr. Johnson; and, (iv) 300,000 shares Mr. Johnson owns directly.

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Changes in Control

As a result of the Share Exchange, eWellness became our wholly owned subsidiary and the officers and directors appointed as of the closing of such transaction own approximately 77% of the shares of the Company outstanding post-exchange common stock. As a result, the newly appointed board members control the board.

Directors and Executive Officers

The following table and text set forth the names and ages of all directors and executive officers as of August 6, 2014. Pursuant to the Share Exchange Agreement, Mr. McRobbie-Johnson resigned as our sole director and from all offices he held prior to the Share Exchange and Donna S. Moore resigned from all of her positions with the Company, i.e. Secretary, Treasurer and CFO. Also pursuant to the Share Exchange Agreement, the following individuals were appointed as our directors, effective immediately after the close of the Share Exchange: Douglas MacLellan (Chairman), Darwin Fogt, Curtis Hollister and David Markowski (collectively, the “New Directors”); and the following individuals were appointed to the following positions: Mr. Fogt as our President and Chief Executive Officer, David Markowski as our Chief Financial Officer, Secretary and Treasurer, and Curtis Hollister as our Chief Technology Officer (collectively, the “New Officers”)

Since filing the initial Form 8-K of this Amendment and as disclosed in the Current Report on Form 8-K that we filed on June 4, 2014, on that same date, we appointed Mr. Brandon Rowberry as an Independent Director and Chairman of the our Reimbursement & Innovation Committee.

There are no family relationships among our directors and executive officers. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. None of our officers or directors is a party adverse to us or has a material interest adverse to us.

Name	Age	Position(s)
Darwin Fogt	40	President, Chief Executive Officer and Member of the Board of Directors
David Markowski	53	Chief Financial Officer and Member of the Board of Directors
Douglas MacLellan	58	Chairman and Secretary
Curtis Hollister	41	Chief Technology Officer and Member of the Board of Directors
Douglas Cole	58	Member of the Board of Directors
Brandon Rowberry	40	Member of the Board of Directors

Darwin Fogt, President, CEO & Director. Mr. Fogt has been CEO of eWellness Corporation since May 2013. Since 2001, he has been founder, President and practicing therapist of Evolution Physical Therapy, Inc, a privately held company in Los Angeles, CA providing sports and orthopedic physical therapy services. From 2008 to present, Mr. Fogt has also been founder and President of Bebe PT, a physical therapy practice specializing in perinatal rehabilitation and wellness. Additionally, from 2012 to present Mr. Fogt has been founder and President of Evolution Fitness, a primarily cash-based fitness and rehabilitation center serving high level athletes and clients in Culver City, CA. Mr. Fogt has consulted with and been published by numerous national publications including Runner’s World, Men’s Health, Men’s Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. Mr. Fogt earned his B.S. in Exercise Science from the University of Southern California in 1996 and his MPT (Master’s of Physical Therapy) from California State University: Long Beach in 2001. He is currently working toward earning his DPT (Doctorate of Physical Therapy) degree.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO of eWellness Corporation since May 2013. From October 1997 to October 2002 he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN’s subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public offerings. He is a business development specialist with accolades in INC Magazine and others. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

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Curtis Hollister, Chief Technology Officer & Director. Mr. Hollister has been a founder and CTO of eWellness since May 2013. From November 2008 to present he has been the founder and President of Social Pixels, a privately held Canadian company focused on helping companies apply online media and digital campaigning. From November 2008 to present he has been the founder and President of Ripplefire, a privately held Canadian company also specializing in the digital campaigning space. He is a global entrepreneur and innovator known for his ability to identify and capitalize on industry trends. His high profile projects include such clients as Government of Canada, AT&T, Bell Canada, Microsoft, Nokia, Conversant IP and TD Bank. From 1998 to 2002 Mr. Hollister founded and operated TeamCast.com, a technology spin-off focusing on peer-to-peer networking. From 1997 to 2002 Mr. Hollister founded and operated Intrasoft Technologies, a technology start-up to capitalize on the emerging Intranet application market. From 1995 to 1997 Mr. Hollister founded and operated Intranet Technologies, the first successful Internet service provider in Ottawa, Canada’s capital city. Mr. Hollister graduated from Center Hastings Secondary in 1991 and from 1991 to 1995 attended Carleton University with a special focus on Economics.

Douglas MacLellan, Chairman of the Board. Mr. MacLellan currently serves as Chairman of the Board of eWellness Corporation since May 2013. From November 2009 to present Mr. MacLellan has been an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. In May 2014, Mr. MacLellan join the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. Until April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Douglas Cole, Director. Mr. Cole has been a Director of the company since May 2014. From 2005 to the present Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC, a boutique investment bank focused on the clean tech, mining and mineral sectors. From 2002 to 2005 Mr. Cole has played various executive roles as Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB). From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole obtained his BA in Social Sciences from UC Berkeley in 1978.

Brandon Rowberry, Director. Mr Rowberry has been a Director since June 2014. He is a well-known healthcare innovation executive. From 2010 to 2014 he drove enterprise-wide Innovation/Venturing for United Health Group where in 2012 they were awarded the prestigious PDMA Outstanding Corporate Innovation Award. From 2012 to present he has also been Managing Director of 7R Ventures an investment and advisory firm. From 2005 to 2009, he was Director of Strategy & Innovation at Circuit City. From 2001 to 2005, he was a Sr. Corporate Consultant focusing on Organizational Development and Innovation at Hallmark. From 2000 to 2001, he was a Manager of Organizational Development & Innovation at Honeywell. Mr. Rowberry has also been a frequent corporate innovation guest speaker on NBC, FOX, ABC. Mr. Rowberry obtained his Masters of Organizational Behavior from Marriott School, BYU in 2000.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees, as necessary. We believe that all of our directors meet the foregoing qualifications.

The Board believes that the leadership skills and other experience of the Board members described below, in addition to each person’s experience set forth above in their respective biographies, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor our executives business execution.

Darwin Fogt. Mr. Fogt is a co-founder of the Company and has been serving as a physical therapist for over 12 years and has built three successful physical therapy practices. Mr. Fogt has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Douglas MacLellan. Mr. MacLellan is a co-founder of the Company and has been serving as an officer and/or director of various advance technology and high growth companies over the past 20 years. Mr. MacLellan has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

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Curtis Hollister. Mr. Hollister is a co-founder of the Company and has been serving in senior management positions in various advance technology, software and video content business over the past 20 years. He holds a wealth of experience in software development, video content management and network technology.

David Markowski. Mr. Markowski is a co-founder of the Company and has been serving in senior management positions in various companies over the past 20 years, with an emphasis on corporate finance, accounting, audit, financial modeling and marketing. He holds a wealth of experience in company management skills.

Doug Cole. Mr. Cole is an international business executive with over 20 years of active management and board roles in various software, educational and technology public and private companies.

Brandon Rowberry. Mr. Rowberry holds over 15 years in senior management positions as an innovation expert in various advance technology and healthcare industries. He is anticipated to greatly expand our industry relationships within healthcare insurers and the telemedicine industry.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Certain Control Persons

In light of the efforts and services they provided to the Private Co. prior to the Share Exchange, we believe that Douglas MacLellan and Darwin Fogt may be deemed “promoters” (within the meaning of Rule 405 under the Securities Act), since they took the initiative in the formation of our business and received 10% of our equity securities in exchange for the contribution of property or services, during the last five years. In addition, Gregg C. E. Johnson may be deemed a “promoter” of the Company as a result of his receipt of shares of our common stock at the time of completion of the Share Exchange.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our Board of Directors has determined that Douglas Cole would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as “independent” under Nasdaq Listing Rules applicable to board committees.

EXECUTIVE COMPENSATION

We do not currently have any formal employment salary arrangement with any of our New Officers. However, the Board determined that the following salaries shall be recorded, an accrued, on a monthly basis as contributed capital by the following individuals for the services they provide to us:

Darwin Fogt, CEO/President	$14,000
David Markowski, CFO	$14,000
Curtis Hollister, CTO	$14,000
Douglas MacLellan, Chairman	$20,000

All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Amendment. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

For a discussion and analysis of the Company’s executive compensation prior to the Share Exchange, please refer to the information set forth under the heading “Executive Compensation” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 6, 2014, by eWellness Healthcare Corporation, which information is incorporated herein by reference.

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Director’s Compensation

We shall continue to maintain the policy regarding director compensation that existed prior to the Share Exchange, pursuant to which directors are not entitled to receive compensation for service rendered to us or for meeting(s) attended except for reimbursement of out-of-pocket expenses. There is no formal or informal arrangements or agreements to compensate directors for service provided as a director; however, non-employee director compensation for a new director is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of the New Officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Outstanding Equity Awards

There were no equity awards outstanding as of the end of the three month period ending March 31, 2014 or the year ended December 31, 2013.

Certain Relationships and Related Transactions

Prior to the closing of the Share Exchange through December 31, 2013, a related party, a company in which our former Secretary-Treasurer and CFO also served as CFO, paid $47,763 on behalf of the Company. The amount outstanding as of December 31, 2013 and December 31, 2012 were $40,893 and $19,702, respectively. During the year ended December 31, 2013, the Company recorded $2,629 imputed interest on the amount owed to the related party. The debt remains a Company liability, which is to be repaid when the Company has sufficient capital to do so and there is no specific time frame within which such repayment must be made.

Pursuant to the Share Exchange Agreement, Mr. McRobbie (our former CEO and sole director) transferred an aggregate of 2,100,000 shares to the following parties: 1,500,000 to Summit Capital USA, Inc.(“Summit”), over which our former CFO serves as CFO; 300,000 to an unrelated third party; and, 300,000 to Gregg Johnson, who, together with his wife beneficially owns Summit Capital Corp., which is a 50% owner of Summit; all of these shares were issued as compensation for a variety of business consulting services each such named party performed on behalf of the Company pursuant to oral agreements between each party and Mr. McRobbie. The services provided included identifying, evaluating, structuring and providing advice in connection with potential acquisitions, mergers or combinations with potential acquisitions, performance of due diligence, coordination of accounting and legal due diligence, familiarization with the business, operations, properties, financial condition, management and prospects of potential target companies and the coordination of the preparation of all required documentation to complete the acquisition and the filing of all required public disclosures to complete such transaction. These services also included the evaluation of several different business opportunities, including the transaction with eWellness Corporation that was ultimately consummated. Based on the oral agreements with Mr. McRobbie, the fee for these services was earned and due upon the closing of the Share Exchange. The transfer of the 2,100,000 shares was a private transaction between the named individuals and was not a Company issuance.

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On May 24, 2013, eWellness entered into an exclusive 25-year Supply and Distribution Agreement (the “Agreement”) with Millennium Healthcare, Inc. (“MHI”) for the following 14 states that include: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware Maryland, Virginia, North Carolina, South Carolina, Georgia and Florida. Under the agreement, eWellness agrees to provide its eWellness Distance Monitored Physical Therapy Program (“DMpt program”) to MHI affiliated physicians within the terms of the Agreement. MHI will market the eWellness DMpt and agrees to use its best efforts to promote and use the DMpt program; MHI also agreed to assist in managing the insurance reimbursement to eWellness for PT evaluations, re-evaluations and physical tests that eWellness staff perform at selected MHI facilities. MHI, through its wholly owned operating subsidiaries, provide primary care physician practices, physician groups and healthcare facilities of all sizes with cutting edge medical devices focused primarily on preventive care through early detection. MHI currently provides their services to 70 medical group offices in NYC and approximately 130 in Northern New Jersey. There are approximately 400 individual physicians in these various practices. Approximately 20 percent of those patient visits are reoccurring visits.

MHI will charge eWellness a 20% billing fee on all insurance reimbursement or patient fees for marketing the DMpt Program and assisting in the processing of insurance reimbursement. We have also agreed that for every $100,000.00 of insurance reimbursement received from MHI patients for our DMpt program (up to $1 million in billing), we will issue 110,000 shares of our common stock to MHI, up to a maximum amount of 1.1 million shares. As of the date of this Report, we have not issued any shares to MHI under this Agreement.

Each party has the right to terminate the agreement upon breach of the Agreement or dissolution of either party. We may also terminate the Agreement if MHI is, for a period of 60 continuous days, restrained or prevented from transacting a substantial part of their business by reason of a judgment order or regulation of any court or authority; MHI may terminate the Agreement at any time with 30 days written notice. The parties may also terminate the Agreement if either becomes the subject to any bankruptcy or similar proceeding. The Agreement also includes standard indemnification provisions for both parties.

On or about June 23, 2014, we entered into a license agreement with Bistromatics Corp., to which one of our directors: Curtis Hollister, is Chief Marketing Officer, pursuant to which we obtained a perpetual license to use the programming code created by a video management platform as a base to develop our telemedicine video service for a license fee of $20,000; $2,000 of which was due upon execution, $5,000 of which is due on August 1, 2014 and the $13,000 balance is due by September 15, 2014. Intellectual property developed as a result of this license, will be our property; but Bistromatics will retain the intellectual property for the original code base. We may resell or license the resulting telemedicine platform for an extended license fee of $10,000 for each additional instance the code base will be used.

eWellness’ rents its Culver City, CA office space from Evolution Physical Therapy (“Evolution”), a company owned by our CEO, Mr. Fogt. Evolution has agreed to cancel and contribute the annual rent for the year ended December 31, 2013 towards founding eWellness and its operations; the market value of such rent is $500 per month. Since January 1, 2014, we have accounted for this rent payment which is anticipated to be paid current once the Company raises at least $500,000 in additional financing.

Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Market Information. As of May 6, 2014, our common stock is not trading on any public trading market or stock exchange. No assurance can be given that any market for our common stock will ever develop.

Holders. As of May 6, 2014, we had 15,200,000 shares of $0.001 par value common stock issued and outstanding held by sixty one (61) shareholders of record.

Dividend Policy. We have neither declared nor paid any cash dividends on either preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant

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Securities Authorized for Issuance under Equity Compensation Plans. The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its common stock. The issuance of any of our common stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

RECENT SALES OF UNREGISTERED SECURITIES

As more fully described in Item 2.01 above, in connection with the Share Exchange Agreement, the Company issued a total of 9,200,000 shares of our common stock to eWellness. In addition, our former chief executive officer agreed to tender 5,000,000 shares of common stock back to the Company and also to assign from his holdings an additional 2,500,000 shares to the shareholders of eWellness Corporation resulting in a total of 11,700,000 shares owned by those shareholders, as well as a further assignment of an additional 2,100,000 shares to other parties as stated therein. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to eWellness pursuant to the Share Exchange Agreement was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D of the 1933 Act.

On May 1, 2014, we sold 1,000,000 shares of our common stock (the “Converted Offering”) to investors who purchased our common stock pursuant to the terms of our prospectus dated September 18, 2012 at a price of $0.10 per share for a total offering amount of $100,000. The purchase price was paid as follows: $.09 per share in cash from the Rule 419 Trust Account Balance and $0.01 per share which investors previously paid to us in connection with our Rule 419 offering discussed below.

We previously offered for sale in a direct public offering 1,000,000 shares of our common stock, pursuant to Rule 419 of the Securities Act (the “419 Transaction”) and filed a Registration Statement on Form S-1 (File No. 333-181440) that was declared effective by the SEC on September 14, 2012 (the “419 Registration Statement”). We sold 1,000,000 shares of our common stock (the “Shares”) to investors for total subscription proceeds of $100,000 pursuant to the Registration Statement. We used 10% of the subscription proceeds as permitted under Rule 419 and the amount remaining in trust as of the date of the closing of the Share Exchange was $90,000 (the “Trust Account Balance”).

Prior to the Share Exchange, we were considered a “blank check” company and a “shell” company and therefore, needed to fully comply with Rule 419 under the Securities Act. Among other things, Rule 419 requires that we deposit the securities being offered and proceeds of the offering contemplated by the Registration Statement into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, we were required to file a post effective amendment to the Registration Statement containing the same information as found in a Form 10 registration statement, upon the execution of the definitive Share Exchange Agreement. As part of the 419 Transaction, we were also required to file and mail a proxy statement pursuant to Section 14(a) of the Exchange Act, pursuant to which our stockholders needed to vote at a special meeting of stockholders to approve, among other things, the Share Exchange Agreement and the transactions contemplated therein. However, Rule 419 also required that the Share Exchange occur on or before March 14, 2014. Accordingly, to accomplish the goals originally contemplated upon entering into the initial Share Exchange Agreement with eWellness, the parties agreed that we would enter into the Amended and Restated Share Exchange Agreement reflecting the following transaction structure: (i) file a registration statement on Form 8-A (“Form 8A”) to register our common stock pursuant to Section 12(g) of the Exchange Act and (ii) seek to convert the participants of the 419 transaction into participants of a similarly termed private offering (the “Converted Offering”). We filed the Form 8A on May 1, 2014 and received consent from all of the participants of the 419 transaction to instead participate in the Converted Offering. As a result, the issuance of the Shares was exempt from registration in reliance upon Regulation D or Section 4(a)(2) of the 1933 Act.

The parties also agreed that we would withdraw the Registration Statement and file a new Registration Statement on Form S-1 to register all of the shares of common stock issued in the Converted Offering and all of the shares of common stock underlying the securities issued pursuant to the Private Placement, within 90 days of the closing of the Share Exchange.

Prior to the Share Exchange, the Private Co. received some investment interest for notes convertible into shares of the Private Co’s common stock; however, in light of the pending share exchange and corporate restructuring that would result therefrom, the Private Co sought such investor’s consent to instead receive Promissory Notes (as more fully described in “Description of Registrant’s Securities” below), in the same amount as the investor’s original interest, that would automatically convert into the same securities to be issued in the private financing described elsewhere in this Report. After receiving all of such investor’s consent, we issued Promissory Notes in the aggregate principal amount of $130,000.

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DESCRIPTION OF REGISTRANT’S SECURITIES

The following description is only a summary of certain significant provisions of the rights, preferences, qualifications and restrictions of the Company’s capital stock.

Authorized Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock $0.001 par value per share.

Immediately prior to the Share Exchange, 11,000,000 shares of the Company’s Common Stock were outstanding and were held of record by 51 holders. Following the Share Exchange, there were 15,200,000 shares of Common Stock outstanding held by 61 holders.

Common Stock

The holders of the Company’s common stock:

1. Have equal ratable rights to dividends from funds legally available, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights; and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

The declaration of any cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.

All of the New Officers and Directors are subject to a one year lock up commencing on April 25, 2014, covering all of their shares of common stock. Additionally, all of the participants of our Converted Offering are subject to a one year lock up commencing on April 25, 2014, covering 50% of the shares they received pursuant to such offering. The Company may however, in its sole discretion, release any of the lock ups on such earlier date as it deems appropriate.

Preferred Stock

The Company’s amended and restated articles of incorporation authorize the issuance of 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights

Promissory Notes

The following is a summary of the terms of our outstanding notes. As of the date of this Report, we have issued notes with an aggregate principal balance of $130,000 (the “Promissory Notes”). The Promissory Notes accrue interest at the rate of 12% per annum, which is payable on the maturity date: December 31, 2014. The Promissory Notes shall automatically convert into the securities to be issued pursuant to the private financing, upon the same terms as new investors in such financing; however, the conversion rate and securities to be issued have not yet been determined.

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Transfer Agent

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 4747 N. 7th St., Suite 170, Phoenix, AZ 85014, Phone: 602 485 1346, FAX: 602 788 0423.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may (and in the case of an officer or director, shall) indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and pro forma financial information relating to eWellness contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended December 31, 2013 and 2012 are available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 6, 2014, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

For a discussion of the Company’s changes in and disagreements with accountants on accounting and financial disclosure, please refer to the information set forth under Item 4.04 in the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2012, which information is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 3.02.

On March 31 and April 21, 2014, eWellness received aggregate gross proceeds of $130,000 from two (2) accredited investors pursuant to a private financing (the “Private Placement”) they conducted. In light of the Share Exchange, eWellness determined to close the Private Placement. Following the closing of the Share Exchange, we have determined to commence a private financing (the “New Private Financing”), pursuant to which we will offer and issue Company securities. We have agreed, and the 2 investors have accepted, to instead invest in the New Private Financing; in connection therewith, we issued each of the investors a 12% Promissory Note (the “Note”), which shall automatically convert into the securities to be issued pursuant to the New Private Financing, upon the same terms as new investors in the New Private Financing; however, the conversion rate and securities to be issued have not yet been determined. We intend to commence the New Private Financing within the next ten (10) business days.

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The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Form of Note, which is attached hereto as Exhibit 10.3 and incorporated by reference herein. The Note has been attached as an exhibit to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Notes were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Note, may be subject to limitations agreed upon by the parties thereto and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described in such Items, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Share Exchange, Mr. McRobbie-Johnson, our sole director and chief executive officer resigned from his positions with our company and Ms. Moore resigned from her positions with our company. Additionally, the following appointment of members of our board of directors were made: Douglas MacLellan (Chairman), Darwin Fogt, Curtis Hollister and David Markowski; and, the following officer appointments also became effective at the closing of the Share Exchange: Mr. Fogt as our President and Chief Executive Officer, David Markowski as our Chief Financial Officer, Secretary and Treasurer, and Curtis Hollister as our Chief Technology Officer.

Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, relating to the aforementioned individuals, which disclosures are incorporated by reference into this Item 5.02.

Item 5.06 Change in Shell Company Status.

We have determined that, as the result of the closing of the Share Exchange as described above under Item 2.01 of this Current Report on Form 8-K, we have ceased to be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.06.

Item 8.01 Other Events

In connection with the Share Exchange, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors. Each committee reviews the results of its deliberations with the full Board of Directors.

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The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesspt.com, under the heading “Corporate Information—Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

Following the Share Exchange, the Board will consider appointing members to each of the Committees at such time as a sufficient number of independent directors are appointed to the Board or as otherwise determined by the Board.

We also approved and adopted the Governance Documents mentioned above in connection with the Share Exchange. A copy of our Code of Ethics is attached to this Current Report on Form 8-K as Exhibit 14.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Reference is made to the shares of eWellness acquired under the Share Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of eWellness. Accordingly, we are presenting the financial statements of eWellness for the fiscal years ended December 31, 2013 and 2012.

(a) Financial statements of business acquired.

The audited financial statements of eWellness as of and for the fiscal years ended December 31, 2013 and 2012, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company and its wholly-owned subsidiary eWellness are incorporated herein by reference to Exhibit 99.3 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on August 6, 2014)
4.2	Bylaws (Incorporated by reference to Exhibit 3(b) to the Registration Statement on Form S-1 filed on May 15, 2012)
10.1	Amended and Restated Share Exchange Agreement among eWellness Healthcare Corporation (f/k/a Dignyte, Inc.), Andreas A. McRobbie-Johnson, eWellness Corporation and its shareholders dated April 30, 2014. (Incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 6, 2014)
10.3	Promissory Note+
14.1	Code of Ethics and Business Conduct (Incorporate by reference to Exhibit 14.1 to the Form 8-K filed on May 6, 2014)
99.1	Financial Statements for eWellness for the fiscal years ended December 31, 2013 and 2012.+
99.2	Condensed Financial Statements for eWellness for the quarter ended March 31, 2014 (Unaudited) +
99.3	Pro Forma Financial Statements+

+ Filed Herewith.

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ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)	Documents filed as part of this report are as follows:

	(1)	Financial Statements and Report of Independent Registered Public Accounting Firm

	(2)	Financial Statement Schedules

None required.

	(3)	Exhibits:

The exhibit list required by this item is incorporated by reference to the Exhibit Index included in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: October 2, 2014	By:	/s/ Darwin Fogt
Darwin Fogt, Chief Executive Officer

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